                                                                    EXHIBIT 10.1
                         TEMPORARY OCCUPANCY AGREEMENT


     THIS TEMPORARY OCCUPANCY AGREEMENT (the "Agreement"), made as of December 3, 1999, by and between CEP-SANSOME INVESTORS LLC, a Delaware limited liability company ("Landlord"), and PERSONIFY, INC., a California corporation ("Tenant").


                                    RECITALS

     A. On or about September 15, 1999, Landlord and Tenant entered into that certain Office Building Lease (the "Lease") for certain premises located at 114 Sansome Street, San Francisco, California (the "Leased Premises"), with a term commencement date of April 15, 2000, or if the Tenant Improvements for the 2nd and 3rd floors are not Substantially Complete by April 15, 2000, ten (10) days after the date the Tenant Improvements for the 2nd and 3rd floors are Substantially Complete and the Leased Premises are delivered to Tenant. Except as provided in Paragraph 1 below, any capitalized term used but not defined herein shall have the meaning given to it in the Lease.

     B. Tenant has requested that Landlord provide Tenant temporary space for occupancy by Tenant and Landlord wishes to grant such request. The purpose of this Agreement is to implement Landlord's leasing to Tenant the Temporary Premises (as hereinafter defined) on the terms and conditions set forth herein.


                                   AGREEMENT

     1.  Definitions.  The following definitions are incorporated herein from
Article 1 of the Lease: 1.02 ("Additional Rent"); 1.07 ("Building"); 1.09 ("Common Areas"); 1.12 ("Landlord's Broker"); 1.15 ("Leased Premises"); 1.16 ('"Permitted Use"); 1.17 ("Project"); 1.18 ("Rent"); 1.24 ("Tenant's Broker");
1.27 ("Term"); 1.28 ("Term Commencement Date"); 1.29 ("Term Expiration Date"); and 1.30 ("Other Terms"). Notwithstanding the foregoing, any reference in any of the foregoing definitions to (i) the "Basic Lease Information sheet" shall mean to the Basic Information sheet attached to this Agreement, (ii) "Exhibit A" shall mean to Exhibit A to this Agreement; and (iii) the "Leased Premises" shall mean the "Temporary Premises" as defined in this Agreement.

     2. Lease. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Temporary Premises upon all of the terms, covenants and conditions set forth in this Agreement.

     3. Acceptance of Temporary Premises. Tenant acknowledges that: (a) it has been advised by Landlord and Landlord's broker that Landlord is in the process of renovating the Building and that Tenant should therefore satisfy itself with respect to the condition of the Temporary Premises (including, without limitation, the heating, ventilation, electrical, plumbing and other mechanical installations (and the availability of services from such installations), fire sprinkler systems, security, environmental aspects, and compliance with applicable laws, ordinances, rules and regulations) and the present and future suitability of the Temporary Premises for Tenant's intended use; (b) Tenant has made such inspection and investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to Tenant's occupancy of the Temporary Premises and the term of this Lease; and (c) none of Landlord, Landlord's Broker or Landlord's agents (collectively, "Landlord's Related Parties") has made any oral or written representations or warranties with respect to the condition, suitability or fitness of the Temporary Premises other than as may be specifically set forth in this Agreement. Except as otherwise specifically set forth in this Agreement, Tenant accepts the Temporary Premises in its AS IS condition existing on the date Tenant executes this Agreement, subject to all matters of record and applicable laws, ordinances, rules and regulations. Tenant acknowledges that none of Landlord's Related Parties has agreed to undertake any improvement, alterations or additions or to perform any maintenance or repair of the Temporary Premises except for the routine maintenance and janitorial work specified herein.

     4. Term. Except as otherwise provided in this Lease, the term of Tenant's occupancy of the Temporary Premises shall commence upon the Term Commencement Date and shall continue until the Term Expiration Date.

     5. Gross Rent. Tenant shall pay the Gross Rent in accordance with the Basic Information sheet and in the manner described below. Tenant shall pay the Gross Rent for the first month of the Term upon execution of this Agreement. Commencing with the first day of the second calendar month of the Term, Tenant shall pay the Gross Rent in monthly installments on or before the first day of each calendar month during the Term and any extensions, in advance without demand and without any reduction, abatement, counterclaim or setoff, in lawful money of the United States at Landlord's address specified on the Basic Information sheet or at such other address as may be designated by Landlord in the manner provided for giving notice under Section 9.11 of the Lease. If the Term commences on other than the first day of a month, then the Gross Rent provided for such partial month shall be prorated based upon a thirty (30)-day month and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date together with the other amounts payable on that day. If the Term terminates on other than the last day of a calendar month, then the Gross Rent provided for such partial month shall be prorated based upon a thirty (30)-day month and the prorated installment shall be paid on the first day of the calendar month in which the date of termination occurs.

     6. Services. Tenant acknowledges that Landlord is in the process of renovating the Building and that Landlord makes no representations or warranties with respect to the provision of services to the Building. Prior to entering into this Agreement, Tenant has had the opportunity to review the nature and level of services being provided to ongoing tenants of the Building and to satisfy itself that such level of services is adequate for Tenant's needs during its occupancy of the Temporary Premises pursuant to the terms of this Agreement.

     7.  Right To Relocate Temporary Premises.

         (a) Landlord shall have the right to relocate the Temporary Premises to other space (the "Relocated Premises") within the Building at any time during the Term. The right of relocation may be exercised only if the Relocated Premises designated by Landlord are similar in area and in appropriateness for Tenant's purposes as the original Temporary Premises. Tenant shall pay all costs (including costs of moving Tenant, its property and equipment to the relocated premises) in connection with or resulting from such relocation, except in the event that Landlord requires Tenant to move prior to May 1, 2000, in which case Landlord shall pay for said costs of move. Tenant shall complete its relocation by the date specified by Landlord, which date shall not be less than fifteen
(15) days after Landlord notified Tenant of the relocation. All of the other terms, covenants and conditions of this Agreement shall remain unchanged and in full force and effect, except that the Basic Information sheet shall be revised as of the date the relocation is effective (i) to identify the location of the Relocated Premises; (ii) to reflect any change to the Gross Rent (if the Relocated Premises are smaller, Gross Rent shall be reduced proportionately); and (iii) to state as the Rentable Area the square footage of the relocated temporary premises (as computed pursuant to Section 1.20 of the Lease), as determined by Landlord's architect, which determination shall be final and binding. In addition, Exhibit A shall be replaced with a revised diagram of the Relocated Premises.

     8. Incorporation of Terms by Reference. The following sections and articles, except to the extent modified by the terms of this Agreement, are hereby incorporated by referenced as if set forth herein in full: Section 2.04 ("Reservation of Rights"); Section 3.02 ("Use"); Section 4.01 ("Basic Services"); Section 4.02 ("Extra Services"); Section 4.03 ("Window Coverings");
Section 4.06 ("Repair Obligation"); Section 4.07 ("Peaceful Enjoyment"); Section
5.01 ("Payments by Tenant"); Section 5.03 ("Taxes on Personal Property");
Section 5.04 ("Repairs by Tenant"); Section 5.05 ("Waste"); Section 5.06(a)-(h) ("Assignment or Sublease"); Section 5.07 ("Alterations, Additions and Improvements"); Section 5.08 ("Compliance with Laws and Insurance Standards");
Section 5.09 ("No Nuisance; No"); Section 5.11 ("Entry by Landlord"); Section
5.12 ("Nondisturbance and Attornment"); Section 5.13 ("Estoppel Certificate");
Section 5.15 ("Surrender"); Section 5.16 ("Tenant's Remedies"); Section 5.17 ("Rules and Regulations"); Article 6 ("Environmental Matters"); Article 7 ("Insurance, Indemnity, Condemnation, Damage and Default"); Article 9 ("Miscellaneous," except that Section 9.22 ("Exhibits; Addenda") is not included); Exhibit D ("Building Rules and Regulations").

     9. Various Expenses. All moving, telecommunication, data and other related occupancy expenses (including moving expenses) for occupancy of the Temporary Premises or the Leased Premises shall be paid for by Tenant.


     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first written above.

                                    "LANDLORD":
                                    CEP-SANSOME INVESTORS LLC,

                                    a Delaware limited liability company

                                    By:  CEP Investors IX LLC,
                                         a Delaware limited liability company,
                                         as Manager and Member

                                         By:  EPI Investors IX LLC,
                                              a California limited liability
                                              company, its Manager

                                              By:  Ellis Partners, Inc.,
                                                   a California corporation,
                                                   its Manager

                                                   By:  /s/ James F. Ellis
                                                       ---------------------
                                                   Name:  James F. Ellis
                                                         -------------------
                                                   Title:  Vice President
                                                          ------------------

                                    "TENANT":

                                    PERSONIFY, INC.,
                                    a California corporation

                                    By:  /s/ Richard Vinchesi
                                         -----------------------------------
                                    Typed Name:  Richard Vinchesi
                                                ----------------------------
                                    Title:  CFO-COO
                                           ---------------------------------

                                   EXHIBIT A

                                   FLOOR PLAN
                                     OF THE
                                LEASED PREMISES


                                       1
                                   EXHIBIT A

                           *  114 SANSOME STREET  *

               *  AMENDED AND RESTATED OFFICE BUILDING LEASE  *

This Amended and Restated Office Building Lease completely replaces and supercedes the Office Building Lease dated September 15, 1999 between Landlord and Tenant.

                            BASIC LEASE INFORMATION

Date of Lease:                November 12, 1999

Landlord:                     CEP-SANSOME INVESTORS LLC

Landlord's Address:           c/o Ellis Partners, Inc.
                              433 California Street, Suite 610
                              San Francisco, California 94104
                              Attn.: Mr. James F. Ellis

Tenant:                       PERSONIFY, INC.

Tenant's Address:             114 Sansome Street
                              San Francisco, CA 94104
                              Attn: Mr. Richard Vanchesi

Building:                     114 Sansome Street, San Francisco, California

Leased Premises:              Approximately 45,197 square feet consisting of:
                              the 2nd floor of the Building (approximately
                              13,915 rentable square feet), the 3rd floor of the Building (approximately 15,674 rentable square feet), and the 4th floor of the Building
                              (approximately 15,608 rentable square feet)

Rentable Area:                Approximately 45,197 rentable square feet

Term Commencement Date:       April 15, 2000, or if the Landlord Improvements
                              for the 2nd and 3rd floors are not Substantially
                              Complete by April 15, 2000, ten (10) days after the date the Landlord Improvements for the 2nd and 3rd floors are Substantially Complete and the 2nd and 3rd floors are delivered to Tenant. The commencement date for the 4th floor shall be the later of (i) August 1, 2000, or (ii) the date the Landlord Improvements for 4th floor are Substantially Complete.

Term Expiration Date:         The last day of the sixtieth (60th) calendar month
                              after commencement date of the 4th floor.

Option to Expand:             None.

Option to Extend:

       Number of Extension Periods:   None
       Years per Extension Period:      N/A

Base Rent:                    For the 3rd and 4th floors:
                              ---------------------------

                              Months 1 to 24 = $35.50 per rentable square foot
                              --------------
                              of Rentable Area per annum.

                              Months 25 to 36 = $36.00 per rentable square foot
                              ---------------
                              of Rentable Area per annum.

                              Months 37 to the Term Expiration Date = $37.00 per
                              -------------------------------------
                              rentable square foot of Rentable Area per annum.

                              Notwithstanding the foregoing, Base Rent for the 4th floor shall not commence until the later of
                              (i) August 1, 2000, or (ii) the date the Tenant Improvements for 4th floor are Substantially Complete.

                              For the 2nd floor:
                              ------------------

                              Months 1 to 24 = $35.00 per rentable square foot
                              --------------
                              of Rentable Area per annum.

                              Months 25 to 36 = $35.50 per rentable square foot
                              ---------------
                              of Rentable Area per annum.

                              Months 37 to the Term Expiration Date = $36.50 per
                              -------------------------------------
                              rentable square foot of Rentable Area per annum.

Base Year:                    2000

Tenant's Proportionate
 Share (Building):            27.79%

Security Deposit:             $1,785,281.50

Guarantor:                    None

Landlord's Broker:            Grubb & Ellis

Tenant's Broker:              Triton Commercial Real Estate


     The foregoing BASIC LEASE INFORMATION is incorporated herein and made a part of the LEASE to which it is attached. If there is any conflict between the BASIC LEASE INFORMATION and the LEASE, the BASIC LEASE INFORMATION shall control.

                                    "LANDLORD":

                                    CEP-SANSOME INVESTORS LLC,
                                    a Delaware limited liability company

                                    By: CEP Investors IX LLC,
                                        a Delaware limited liability company,
                                        as Manager and Member

                                        By: EPI Investors IX LLC,
                                            a California limited liability
                                            company, its Manager

                                            By: Ellis Partners, Inc.,
                                                a California corporation,
                                                its Manager

                                                By:  /s/ James F. Ellis
                                                    -------------------------
                                                Name:  James F. Ellis
                                                      -----------------------
                                                Title:  Vice President
                                                       ----------------------

                                    "TENANT":

                                    PERSONIFY, INC.,
                                    a California corporation

                                    By:  /s/ Richard Vinchesi
                                        -------------------------------------
                                    Typed Name:  Richard Vinchesi
                                                -----------------------------
                                    Title:  CFO
                                           ----------------------------------

                             OFFICE BUILDING LEASE

     THIS LEASE, made as of the date specified in the BASIC LEASE INFORMATION sheet, by and between the landlord specified in the BASIC LEASE INFORMATION sheet ("Landlord") and the tenant specified in the BASIC LEASE INFORMATION sheet ("Tenant").

                                  Article 1.
                                 Definitions

     1.01.  Definitions: Terms used herein shall have the following meanings:

     1.02. "Additional Rent" shall mean all monetary obligations of Tenant under this Lease other than the obligation for payment of Gross Rent.

     1.03.  "Base Expenses" [Intentionally deleted]

     1.04. "Base Rent" shall mean the sums due from time to time as rental for the Leased Premises.

     1.05. "Base Year" shall mean the calendar year specified on the Basic Lease Information sheet.

     1.06.  "Basic Operating Cost" shall have the meaning given in Section 3.05.

     1.07. "Building" shall mean the building and other improvements associated therewith identified on the Basic Lease Information sheet.

     1.08. "Building Standard Improvements" shall mean the standard materials ordinarily used by Landlord in the improvement of the Leased Premises.

     1.09. "Common Areas" shall mean (a) the areas on individual floors of the Building devoted to non-exclusive uses such as common corridors, lobbies, fire vestibules, elevator foyers, stairways, elevators, electric and telephone closets, restrooms, mechanical closets, janitor closets and other similar facilities for the benefit of all tenants (and invitees) on the particular floor and other floors and (b) other areas of the Project available for the use and benefit of all tenants (and invitees).

     1.10. "Computation Year" shall mean a fiscal year consisting of the calendar year commencing January 1st of each year during the Term, commencing in the year 2000 and continuing through the Term with a short or stub fiscal year in (i) the year 2000 for the period between the Term Commencement Date and December 31 of such year and (ii) any partial fiscal year in which the Lease expires or is terminated for the period between January 1 of such year and the date of lease termination or expiration.

     1.11. "Gross Rent" shall mean the total of Base Rent and Tenant's Proportionate Share of Increased Basic Operating Cost.

     1.12. "Landlord's Broker" shall mean the individual or corporate broker identified on the Basic Lease Information sheet as the broker for Landlord.

     1.13.  "Landlord's Contribution" shall have the meaning given in Exhibit B.
                                                                      ---------

     1.14.  "Landlord's Improvements" shall have the meaning given in Exhibit B.
                                                                      ---------

     1.15. "Leased Premises" shall mean the floor area more particularly shown on the floor plan attached hereto as Exhibit A, containing the Rentable Area (as
                                     ---------
such term is defined in Section 1.20 below) specified on the Basic Lease Information sheet.

     1.16. "Permitted Use" shall mean general office, and any other related lawful use; provided, however, that Permitted Use shall not include (a) offices or agencies of any foreign government or political subdivision thereof; (b) offices of any agency or bureau of any state, county or city government; (c) offices of any health care professionals; (d) schools or other training facilities which are not ancillary to corporate, executive or professional office use; or (e) retail or restaurant uses.

     1.17. "Project" shall mean the Building and common areas affiliated therewith, and the real property on which the Building and common areas are located.

     1.18.  "Rent" shall mean Gross Rent plus Additional Rent.

     1.19. "Rentable Area" shall mean the area or areas of space in the Building determined in accordance with the Standard Method for Measuring Floor Area in Office Buildings published by the Building Owners and Managers Association International (ANSI-Z65.1-1996) and including a proportionate allocation of the square footage of the Building's elevator and mechanical equipment areas, telephone and electrical rooms, loading dock, janitorial service areas, public lobbies and corridors, which measurement shall be subject to remeasurement by Landlord.

     1.20. "Security Deposit" shall mean the amount specified on the Basic Lease Information sheet to be paid by Tenant to Landlord and held and applied pursuant to Section 5.14.

     1.21. "Substantial Completion" shall mean (and the Leased Premises shall be deemed "Substantially Complete") when (i) installation of the Tenant Improvements and the Landlord's Improvements (as defined in Exhibit B) by the
                                                            ---------
Contractor (as defined in Exhibit B) has occurred; (ii) Tenant has direct access
                          ---------
from the street to the elevator lobby on the floor (or floors) where the Leased Premises are located; (iii) basic services (as described in Section 4.01) are available to the Leased Premises; (iv) the Architect (as defined in Exhibit B)
                                                                    ---------
has issued a certificate of Substantial Completion with respect to the Leased Premises; and (v) a certificate of occupancy or its equivalent for the Leased Premises has been issued by appropriate governmental authorities. Substantial Completion shall be deemed to have occurred notwithstanding a requirement to complete "punchlist" items or similar corrective work.

     1.22.  [Intentionally deleted.]

     1.23.  "Tenant Improvements" shall have the meaning given in Exhibit B.
                                                                  ---------

     1.24. "Tenant's Broker" shall mean the individual or corporate broker identified on the Basic Lease Information sheet as the broker for Tenant.

     1.25. "Tenant's Physical Possession Date" shall mean ten (10) days prior to the Term Commencement Date for the 2nd and 3rd floors.

     1.26. "Tenant's Proportionate Share" is specified on the Basic Lease Information sheet and is based on the percentage which the Rentable Area of the Leased Premises bears to the total Rentable Area of the Project, subject to adjustment in the event of the remeasurement of the Building or the Project as permitted under Section 1.20 above.

     1.27. "Term" shall mean the period commencing with the Term Commencement Date and ending at midnight on the Term Expiration Date.

     1.28. "Term Commencement Date" shall be the date set forth on the Basic Lease Information sheet.

     1.29. "Term Expiration Date" shall be the date set forth on the Basic Lease Information sheet, unless sooner terminated pursuant to the terms of this Lease or unless extended pursuant to the provisions of Section 8.01.

     1.30. Other Terms. Other terms used in this Lease and on the Basic Lease Information sheet shall have the meanings given to them herein and thereon.


                                   Article 2.
                                Leased Premises

     2.01. Lease. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises upon all of the terms, covenants and conditions set forth in this Lease.

     2.02. Acceptance of Leased Premises. Tenant acknowledges that: (a) it has been advised by Landlord, Landlord's Broker and Tenant's Broker, if any, to satisfy itself with respect to the condition of the Leased Premises (including, without limitation, the heating, ventilation, electrical, plumbing and other mechanical installations, fire sprinkler systems, security, environmental aspects, and compliance with applicable laws, ordinances, rules and regulations) and the present and future suitability of the Leased Premises for Tenant's intended use; (b) Tenant has made such inspection and investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to Tenant's occupancy of the Leased Premises and the term of this Lease; and (c) neither Landlord nor Landlord's Broker nor any of Landlord's agents has made any oral or written representations or warranties with respect to the condition, suitability or fitness of the Leased Premises other than as may be specifically set forth in this Lease. Except as otherwise specifically set forth in this Lease, Tenant accepts the Leased Premises in its AS IS condition existing on the date Tenant executes this Lease, subject to all matters of record and applicable laws, ordinances, rules and regulations. Tenant acknowledges that neither Landlord nor Landlord's Broker nor any of Landlord's agents has agreed to undertake any alterations or additions or to perform any maintenance or repair of the Leased Premises except for the routine maintenance and janitorial work specified herein and except as may be expressly set forth in Exhibit B.
---------

     2.03.  Right To Relocate Leased Premises. [Intentionally deleted].

     2.04. Reservation of Rights. Landlord reserves the right from time to time, so long as reasonable access and basic services to and Tenant's use of the Leased Premises remain available, to install, use, maintain, repair, relocate and/or replace pipes, conduits, wires and equipment within and around the Building and to do and perform such other acts and make such other changes in, to or with respect to the Building or the Project (including without limitation with respect to the driveways, parking areas (if any), walkways and entrances to the Project) as Landlord may, in the exercise of sound business judgment, deem to be appropriate. In connection therewith, Landlord shall have the right to close temporarily any of the Common Areas so long as reasonable access to and use of the Leased Premises remains available.

                                   Article 3.
                              Term, Use and Rent

     3.01. Term. Except as otherwise provided in this Lease, the Term shall commence upon the Term Commencement Date, and shall continue in full force for the Term. Tenant shall be given access to the Leased Premises starting on the Tenant's Physical Possession Date in order for Tenant and other consultants and/or Tenant's contractors to install, if any, furniture, telephone networks and computer networks as long as such work does not interfere with the construction of the Tenant Improvements and the Landlord's Improvements. Notwithstanding any other provision of this Lease to the contrary, if the Landlord Improvements for the 2nd and 3rd floors of the Leased Premises are not Substantially Complete within ninety (90) days of April 15, 2000, excluding from such tally (x) each day of Tenant Delay (as defined in Exhibit B), and (y) each
                                                       ---------
day of delay caused by factors entirely beyond the reasonable control of Landlord, then Tenant, as its sole remedy, may, at its option, by notice in writing to Landlord within thirty (30) days thereafter, cancel this Lease in which event Landlord shall return all sums paid or deposited to Landlord, and neither Landlord nor Tenant shall have any further obligations hereunder. If written notice of cancellation is not received by Landlord within such thirty
(30)-day period, Tenant's right to cancel this Lease shall terminate and be of no further force or effect. From the date Tenant has access to the Leased Premises through the Term Commencement Date, Tenant shall be subject to all of the covenants in this Lease, except that Tenant's obligation to pay Rent shall commence in accordance with Section 3.03 below. When the Term Commencement Date and the Term Expiration Date have been ascertained, the parties shall promptly execute a Confirmation of Term of Lease substantially in the form attached as Exhibit C.
---------

     3.02. Use. Tenant shall use the Leased Premises solely for the Permitted Use and for no other use or purpose, except as permitted by Landlord pursuant to Landlord's written consent, which consent will not be unreasonably withheld. It shall not be deemed unreasonable for Landlord to withhold its consent to a proposed change of use if the proposed use is one set forth in Section 1.16(a) through (e).

     3.03.  Base Rent.

            (a) Tenant shall pay the Base Rent to Landlord in accordance with the schedule set forth on the Basic Lease Information sheet and in the manner described below. Tenant shall pay the Base Rent for the first month of the Term upon execution of this Lease. Commencing with the first day of the second calendar month of the Term, Tenant shall pay the Gross Rent (consisting of Base Rent plus, when applicable in accordance with Section 3.04 below, Tenant's Proportionate Share of Increased Basic Operating Cost and/or Tenant's Proportionate Share of Increased Property Taxes) in monthly installments on or before the first day of each calendar month during the Term and any extensions or renewals thereof, in advance without demand and without any reduction, abatement, counterclaim or setoff, in lawful money of the United States at Landlord's address specified on the Basic Lease Information sheet or at such other address as may be designated by Landlord in the manner provided for giving notice under Section 9.11 hereof.

            (b) If the Term commences on other than the first day of a month, then the Base Rent provided for such partial month shall be prorated based upon a thirty (30)-day month and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date together with the other amounts payable on that day. If the Term terminates on other than the last day of a calendar month, then the Gross Rent provided for such partial month shall be prorated based upon a thirty (30)-day month and the prorated installment shall be paid on the first day of the calendar month in which the date of termination occurs.

     3.04.  Tenant's Proportionate Share of Increased Basic Operating Cost.

            (a) Commencing in the 2001 Computation Year and continuing through the remainder of the Term, Tenant shall pay to Landlord (i) Tenant's Proportionate Share of the total dollar increase, if any, in Basic Operating Cost attributable to each Computation Year over Basic Operating Costs attributable to the Base Year ("Tenant's Proportionate Share of Increased Basic Operating Cost"), and (ii) Tenant's Proportionate Share of the total dollar increase, if any, in Property Taxes attributable to each Computation Year over Base Year Property Taxes ("Tenant's Proportionate Share of Increased Property Taxes").

            (b) During the 2001 Computation Year, on or before the first day of each month during such Computation Year, Tenant shall pay to Landlord one-twelfth (1/12th) of Landlord's estimate of the amounts payable by Tenant under
Section 3.04(a) for Tenant's Proportionate Share of Increased Basic Operating Cost and for Tenant's Proportionate Share of Increased Property Taxes, as set forth in Landlord's written notice to Tenant delivered on or before the Term Commencement Date. Commencing in the 2000 Computation Year and continuing thereafter through the remainder of the Term, during the last month of each Computation Year (or as soon thereafter as practicable), Landlord shall give Tenant notice of Landlord's estimate of the amounts payable by Tenant under
Section 3.04(a) for Tenant's Proportionate Share of Increased Basic Operating Cost and for Tenant's Proportionate Share of Increased Property Taxes for the following Computation Year. On or before the first day of each month during the following Computation Year, Tenant shall pay to Landlord one-twelfth (1/12th) of each of such estimated amounts, provided that if Landlord fails to give such notice in the last month of the prior year, then Tenant shall continue to pay on the basis of the prior year's estimate until the first day of the calendar month next succeeding the date such notice is given by Landlord; and from the first day of the calendar month following the date such notice is given, Tenant's payments shall be adjusted so that the estimated amount for that Computation Year will be fully paid by the end of that Computation Year. If at any time or times Landlord determines that the amount or amounts payable under Section 3.04(a) for Tenant's Proportionate Share of Increased Basic Operating Cost and/or for Tenant's Proportionate Share of Increased Property Taxes for the current Computation Year will vary from the respective estimate thereof given to Tenant, Landlord, by not less than ten (10) business days' notice to Tenant, may revise such estimate for such Computation Year, and subsequent payments by Tenant for such Computation Year shall be based upon such revised estimate.

            (c) Following the end of each Computation Year (beginning with the 2001 Computation Year), Landlord shall deliver to Tenant a statement of amounts payable under Section 3.04(a) for such Computation Year prepared by Landlord's agent. If such statement shows an amount or amounts owing by Tenant with respect to Basic Operating Cost or Property Taxes that is less than the payments for such Computation Year previously made by Tenant therefor, respectively, and if no event of default (as defined below) is outstanding at the time such statement is delivered, Landlord shall credit such amount to the next payment(s) of Gross Rent falling due under this Lease. If such statement shows an amount owing by Tenant with respect to Basic Operating Cost or Property Taxes that is more than the estimated payments for such Computation Year previously made by Tenant therefor, respectively, Tenant shall pay the deficiency to Landlord within ten
(10) business days after delivery of such statement. If, within ninety (90) days of Tenant's receipt of Landlord's statement, Tenant notifies Landlord that Tenant desires to audit or review Landlord's statement, Landlord shall cooperate with Tenant to permit such audit or review during normal business hours. Landlord shall make available in the San Francisco Bay Area at Landlord's, or at Landlord's election at Landlord's property manager's, place of business, such books and records as are reasonably necessary for Tenant to conduct and complete such audit. Tenant shall have the right to make copies of such books and records at Tenant's sole cost and expense. Tenant shall bear all other costs and expenses associated with Tenant's audit (including fees of Tenant's auditor). Within five (5) business days of completion of the audit, if Tenant desires to challenge Landlord's statement, then Tenant shall provide Landlord with a copy of Tenant's auditor's report. Within thirty (30) days of Landlord's receipt of Tenant's auditor's report, Landlord shall notify Tenant as to whether Landlord agrees or disagrees with the conclusions reached in Tenant's auditor's report. Landlord's failure to respond shall be deemed to constitute a disagreement with the Tenant's auditor's report. After Landlord's notice, Landlord and Tenant shall endeavor to resolve any disagreements regarding Tenant's auditor's report. In the event such audit reveals a discrepancy in Tenant's favor, and Landlord agrees with the conclusions of Tenant's auditor, then Landlord shall credit the amount of such discrepancy to the next payment(s) of Gross Rent falling due under this Lease. In the event such audit reveals a discrepancy in Landlord's favor, Tenant shall pay the amount of the discrepancy to Landlord within ten
(10) business days of completion of the audit. Any such audit may only be conducted by an independent nationally recognized accounting firm or a nationally recognized real estate management or consulting firm that is not being compensated by Tenant on a contingency fee basis. The failure of Tenant to notify Landlord that Tenant desires an audit within ninety (90) days of Tenant's receipt of Landlord's statement under this Section 3.04(c) shall constitute an acceptance by Tenant of Landlord's statement and a waiver by Tenant of its right to audit for such Computation Year. If Tenant commences an audit in accordance with this Section 3.04(c), then such audit and the Tenant's auditor's report must be completed within thirty (30) days of Landlord's delivery of reasonable access to its books and records. Failure of Tenant to complete the audit within such thirty (30) day period shall constitute an acceptance by Tenant of Landlord's statement for such Computation Year. The respective obligations of Landlord and Tenant under this Section 3.04(c) shall survive the Term Expiration Date, and, if the Term Expiration Date is a day other than the last day of a Computation Year, the adjustments in Tenant's Proportionate Share of Increased Basic Operating Cost and in Tenant's Proportionate Share of Increased Property Taxes pursuant to this Section 3.04(c) for the Computation Year in which the Term Expiration Date occurs shall be prorated in the proportion that the number of days in such Computation Year preceding the Term Expiration Date bears to three hundred sixty-five (365).

            (d) Landlord shall have the same remedies for a default in the payment of Tenant's Proportionate Share of Increased Basic Operating Cost or for a default in the payment of Tenant's Proportionate Share of Increased Property Taxes as for a default in the payment of Base Rent.

            (e) If the parties cannot agree on the results of Tenant's audit within sixty (60) days following delivery of Tenant's auditor's report to Landlord, then either party may commence arbitration with respect to the matters disputed in Tenant's audit by notice to the other party ("Arbitration Notice"). The failure of Tenant to provide an Arbitration Notice within one hundred twenty
(120) days of Tenant's delivery of the Tenant's auditor's report to Landlord shall constitute a waiver by Tenant of its right to arbitrate hereunder, and except for such adjustments as have been agreed to by Landlord, Landlord's statement provided under Section 3.04(c) shall be conclusive and binding to Tenant. Within thirty (30) days of the Arbitration Notice, Landlord and Tenant shall jointly select an arbitrator, who shall be unaffiliated in any manner with either Landlord or Tenant and shall have been active over the five (5) year period ending on the date of such appointment in the leasing of comparable commercial properties in the vicinity of the Building. Neither Landlord nor Tenant shall consult with such arbitrator as to his or her opinion as to the disputed matters prior to the appointment. The determination of the arbitrator shall be limited solely to issues raised by Tenant's auditor's report or by Landlord's response to Tenant's auditor's report. Such arbitrator may hold hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within five (5) business days after the appointment of the arbitrator any data and additional information that such party deems relevant to the determination by the arbitrator and the other party may submit a reply in writing within five (5) business days after receipt of such data and additional information. The arbitrator shall conduct such evidentiary hearings as the arbitrator deems necessary or appropriate.

                (1) The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to the disputed matters in Tenant's auditor's report, and shall notify Landlord and Tenant of such determination.

                (2) The decision of the arbitrator shall be binding upon Landlord and Tenant.

                (3) If Landlord and Tenant fall to agree upon and appoint such arbitrator, then the appointment of the arbitrator shall be made by the American Arbitration Association.

                (4) If Landlord and Tenant fail to agree upon other matters relating to the arbitration, then the rules of the American Arbitration Association shall govern such arbitration.

                (5) The cost of arbitration shall be paid by the substantially unsuccessful party.

                (6) The arbitration proceeding and all evidence given or discovered pursuant thereto shall be maintained in confidence by all parties.

                (7) Judgment upon the award rendered by the arbitrator may be entered by either party into any court having jurisdiction, or application may be made to such court for a judicial recognition of the award or an order of enforcement thereof, as the case may be.

     3.05.  Basic Operating Cost.

            (a) Basic Operating Cost shall mean all expenses and costs (but not specific costs which are separately billed to and paid by particular tenants of the Building) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the management, ownership, maintenance, repair, preservation and operation of the Project and its supporting facilities directly servicing the Project (determined in accordance with generally accepted accounting principles, consistently applied) including, but not limited to, the following:

                (1) Wages, salaries and related expenses and benefits of all on-site and off-site employees and personnel engaged in the operation, maintenance, repair and security of the Project, to the extent such charges are directly allocable to services rendered by the employees and personnel for the benefit of the Project.

                (2) Costs of Landlord's office (including the property management office) in the Project and office operation in the Project, as well as the costs of operation of a room for delivery and distribution of mail to tenants of the Building.

                (3) All supplies, materials, equipment and equipment rental used in the operation, maintenance, repair and preservation of the Project.

                (4) Utilities, including water, sewer and power, telephone, communication and cable television facilities, lighting, heating, and ventilating the entire Project.

                (5) All maintenance, janitorial and service agreements for the Project and the equipment therein, including, without limitation, alarm and/or security service, window cleaning, elevator maintenance, sidewalks, landscaping, Building exterior and service areas.

                (6) A management cost recovery in an amount not to exceed five percent (5%) of all Rent (excluding such management cost recovery) derived from the Building; provided, however, such property management fee shall not exceed the current "market" rate during a particular Computation Year.

                (7) Legal and accounting services for the Project, including the costs of audits by certified public accountants; provided, however, that legal expenses shall not include the cost of lease negotiations, termination of leases, extension of leases or legal costs incurred in proceedings by or against any specific tenant.

                (8) All insurance costs, including, but not limited to, the cost of all risk property and liability coverage and rental income and earthquake insurance applicable to the Project and Landlord's personal property used in connection therewith, as well as commercially reasonable deductible amounts applicable to such insurance (not to exceed $10,000 allocated to Tenant); provided, however, that Landlord may, but shall not be obligated to, carry earthquake insurance.

                (9) Repairs, replacements and general maintenance (except for repairs paid by proceeds of insurance or by Tenant or other tenants of the Building or third parties, and alterations attributable solely to tenants of the Project other than Tenant).

                (10) Amortization (together with reasonable financing charges) of capital improvements made to the Project which are designed to improve the operating efficiency of the Project, or which may be required by governmental authorities, including those improvements required for energy conservation and for the benefit of individuals with disabilities ("ADA Improvements").

            (b) In the event any of the Basic Operating Costs are not allocable solely to the Building or are not provided on a uniform basis, Landlord shall make an appropriate and equitable adjustment, in Landlord's reasonable discretion, to the relevant cost allocations to the Building and Tenant shall pay its proportionate share of such Basic Operating Costs allocable solely to the Building and 100% of such Basic Operating Costs allocable solely to the Leased Premises.

            (c) Notwithstanding any other provision of this Lease to the contrary, in the event that the Project is not fully occupied during any year of the Term, an adjustment shall be made in computing Basic Operating Cost for such year (including the Base Year) so that Basic Operating Cost shall be computed as though the Building had been 95% occupied during such year.

            (d) The following items shall be excluded from Basic Operating
Costs:

                (1) The cost of any service sold to any tenant (including Tenant) or other occupant for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and escalations payable under the lease with that tenant.

                (2)  Any depreciation on the Building or Property.

                (3) Expenses in connection with services or other benefits of a type that are not provided to Tenant but which are provided another tenant or occupant of the Building or Property.

                (4) Costs incurred due to Landlord's violation of any terms or conditions of this Lease or any other lease relating to the Building or Property.

                (5) Overhead profit increments paid to Landlord's subsidiaries or affiliates for management or other services on or to the Building or for supplies or other materials to the extent that the cost of the services, supplies, or materials exceeds the cost that would have been paid had the services, supplies, or materials been provided by unaffiliated parties on a competitive basis.

                (6) All interest, loan fees, and other carrying costs related to any mortgage or deed of trust or related to any capital item, and all rental and other payable due under any ground or underlying lease.

                (7) Any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord.

                (8) Costs of repairs and other work caused by fire, windstorm, or other casualty to the extent Landlord receives insurance proceeds.

                (9) Any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority, this Lease or any other lease in the Property, or due to Landlord's gross negligence or willful misconduct.

                (10) Wages, salaries, or other compensation paid to any executive employees above the grade of building manager.

                (11) The cost of correcting any building code or other violations which were violations prior to the Term Commencement Date.

                (12) The cost of containing, removing, or otherwise remediating any contamination of the Property (including the underlying land and ground water) by any toxic or hazardous materials (including, without limitation, asbestos and "PCB's") where such contamination was not caused by Tenant or Tenant's agents, employees, contractors, invitees or licensees.

                (13) Leasing commissions, attorneys' fees, costs, disbursements, and other expenses incurred in connection with negotiations or disputes with tenants, or in connection with leasing, renovating, or improving space for tenants or other occupants or prospective tenants or other occupants of the Building.

                (14) Any capital costs (including improvements or equipment) except for any capital expenditures expressly included in Section 3.05(a)(11); the cost of decorating, improving for tenant occupancy, painting or redecorating portions of the Building to be demised to tenants (including Tenant).

     3.06.  Property Taxes.

            (a) "Property Taxes" shall mean all real estate or personal property taxes, possessory interest taxes, business or license taxes or fees, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, housing fund assessments, open space charges, assessments, bonds, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed or imposed by any public authority upon the Project (or any portion or component thereof), its operations, this Lease, or the Rent due hereunder (or any portion or component thereof), except: (i) inheritance or estate taxes imposed upon or assessed against the Project, or any part thereof or interest therein, and (ii) Landlord's personal or corporate income, gift or franchise taxes.

            (b) In the event any of the Property Taxes are not allocable between the Leased Premises, the Building and other improvements in the Project on a uniform basis, Landlord shall make an appropriate and equitable adjustment, in Landlord's reasonable discretion, to the relevant allocations of Property Taxes to the Leased Premises or the Building and Tenant shall pay its proportionate share of such Property Taxes allocable to the Building and 100% of such Property Taxes allocable solely to the Leased Premises.

            (c) Notwithstanding any other provision of this Lease to the contrary, in the event that the Project is not fully occupied during any year of the Term, an adjustment shall be made in computing Property Taxes for such year (including the Base Year) so that Property Taxes shall be computed as though the Building had been 95% occupied during such year.

                                  Article 4.
                             Landlord's Covenants

     4.01. Basic Services. Landlord shall operate the Project to a standard of quality consistent with that of other similar-class office projects in the immediate geographical area, and shall:

            (a) Administer improvement of the Leased Premises in accordance with Exhibit B (if any).
---------

            (b) Furnish Tenant during Tenant's occupancy of the Leased Premises the following basic services:

                (i) Hot and cold water at those points of supply provided for general use of other tenants in the Project; steam heating and ventilating during the Building hours of operation specified in the rules and regulations for the Project adopted pursuant to Section 5.17 and at such temperatures, during such seasons, and in such amounts as are standard for the comfortable use and occupancy of the Leased Premises or, in all events, as may be permitted or controlled by applicable laws, ordinances, rules and regulations. Notwithstanding the foregoing, the Building does not have central air conditioning; however, Landlord shall provide a chilled water riser which can be accessed by Tenant for specialized cooling or air conditioning needs (e.g., for a computer room) on each of the floors of the Leased Premises; provided, however, Tenant, at its sole cost, shall be responsible for the installation, operation and maintenance of such cooling or air conditioning systems, if needed, from the point of departure from such chilled water riser, and, provided further, that the total Rentable Area receiving the benefit of such specialized cooling or air conditioning shall not exceed 400 square feet.

                (ii) Structural and exterior maintenance (including exterior glass and glazing) and routine maintenance, repairs and electric lighting service for all public areas and service areas of the Project in the manner and to the extent deemed by Landlord to be standard.

                (iii) Janitorial service on a five (5) day per week basis, excluding holidays.

                (iv) Electric lighting service throughout the Leased Premises and electrical facilities to provide sufficient power for typewriters, standard size personal computers and other standard office machines of similar low electrical consumption, but not including electricity required for electronic data processing equipment, special lighting in excess of Building Standard Improvements, and any other item of electrical equipment which consumes electricity in amounts in excess of standard office equipment; Landlord shall provide an average of 5 watts per usable square foot of the Leased Premises, peak demand load (including lighting).

                (v) Building Standard lamps, bulbs, starters and ballasts used in the Leased Premises.

                (vi) Public elevator service serving the floors on which the Leased Premises are situated, including freight elevator service when prearranged with Landlord, subject to such rules and regulations as Landlord shall promulgate from time to time.

            (c) Landlord shall not be liable for damages to either person or property, nor shall Landlord be deemed to have evicted Tenant, nor shall there be any abatement of Rent, nor shall Tenant be relieved from performance of any covenant on its part to be performed under this Lease by reason of any (i) deficiency in the provision of basic services; (ii) breakdown of equipment or machinery utilized in supplying services; or (iii) curtailment or cessation of services due to causes or circumstances beyond the reasonable control of Landlord or by the making of the necessary repairs or improvements, unless such deficiency, breakdown, curtailment or cessation is due to the active gross negligence or willful misconduct of Landlord. Landlord shall use reasonable diligence to make such repairs as may be required to machinery or equipment within the Project to provide restoration of services and, where the cessation or interruption of service has occurred due to circumstances or conditions beyond Project boundaries, to cause the same to be restored, by diligent application or request to the provider thereof. In no event shall any mortgagee or the beneficiary under any deed of trust referred to in Section 5.12 be or become liable for any default of Landlord under this Section 4.01(c).

     4.02. Extra Services. Landlord shall provide to Tenant at Tenant's sole cost and expense (and subject to the limitations hereinafter set forth) the following extra services:

            (a) Such extra cleaning and janitorial services if requested by Tenant;

            (b) [Intentionally deleted].

            (c) Heating, ventilation, or extra electrical service, provided by Landlord to Tenant (i) during hours other than the Building hours of operation specified in the rules and regulations for the Project adopted pursuant to
Section 5.17, which shall provide for Building hours of operation of 7:00 A.M. to 6:00 P.M., Monday through Friday (excluding holidays), or (ii) on Saturdays, Sundays, or holidays, all said heating, ventilation or extra electrical service to be furnished solely upon the prior written request of Tenant submitted during business hours to Landlord at least 24 hours in advance of the time such service is needed, or pursuant to such other procedures as may be established from time to time by Landlord for the Building or the Project (such after-hour heating, ventilation and lighting charge shall be billed at Landlord's actual cost basis prorated with the similar use of other tenants of the Building);

            (d) Maintaining and replacing non-Building Standard lamps, bulbs, starters and ballasts (whether or not the light fixtures were installed by Landlord as part of the Tenant Improvements);

            (e) Repair and maintenance service which is the obligation of Tenant under this Lease which Tenant fails to timely perform;

            (f) Repair, maintenance or janitorial service to the Leased Premises or the Common Areas which is required as a result of the acts or omissions of Tenant, its agents, employees, contractors, invitees or licensees; and

            (g) Any basic service in amounts reasonably determined by Landlord to exceed the amounts required to be provided under Section 4.01(b), but only if Landlord elects to provide such additional or excess service.

     For the purposes of this Section 4.02, if, in Landlord's reasonable opinion, Tenant's use of electrical and/or water service at the Leased Premises is excessive, Landlord may install a separate meter(s) at the Leased Premises to measure the amount of electricity and/or water consumed by Tenant therein. The cost of such installation and of such excess electricity and/or water (at the rates charged for such services by the local public utility) shall be paid by Tenant to Landlord upon receipt by Tenant of a bill therefor.

     The cost chargeable to Tenant for all extra services shall constitute Additional Rent and shall include a management fee payable to Landlord of fifteen percent (15%). Additional Rent shall be paid monthly by Tenant to Landlord concurrently with the payment of Base Rent.

     4.03. Window Coverings. All window coverings for the Leased Premises shall be those approved by Landlord. Tenant shall not place or maintain any window coverings, blinds, curtains or drapes other than those supplied by Landlord on any exterior window without Landlord's prior written approval, which Landlord shall have the right to grant or withhold in its absolute and sole discretion.

     4.04. Graphics and Signage. Landlord shall provide identification of Tenant's name and suite numerals (i) on a building directory in the Building lobby and (ii) at the main entrance door to the Leased Premises. Landlord reserves the right to exclude any other names from the building directory. All signs, notices, advertisements and graphics of every kind or character, visible in or from the Common Areas or the exterior of the Leased Premises shall be subject to Landlord's prior written approval, which Landlord shall have the right to withhold in its absolute and sole discretion. Landlord may remove, without notice to and at the expense of Tenant, any sign, notice, advertisement or graphic of any kind inscribed, displayed or affixed in violation of the foregoing requirement. All approved signs, notices, advertisements or graphics shall be printed, affixed or inscribed at Tenant's expense by a person selected by Landlord. Landlord shall be entitled to revise the Project graphics and signage standards at any time.

     4.05.  [Intentionally deleted]

     4.06. Repair Obligation. Landlord's obligation with respect to maintenance and repair shall be limited to (i) the structural portions of the Building; (ii) the exterior walls of the Building, including exterior glass and glazing; (iii) the roof structure and membrane; (iv) mechanical, electrical, plumbing and life safety systems; (v) the Common Areas; and (vi) the landscaped areas. However, Landlord shall not have any obligation to repair damage caused by Tenant, its agents, employees, contractors, invitees or licensees. Landlord shall have the right, but not the obligation, to undertake work of repair which Tenant is required to perform under this Lease and which Tenant fails or refuses to perform in a timely and efficient manner. Tenant shall reimburse Landlord upon demand, as Additional Rent, for all costs incurred by Landlord in performing any such repair for the account of Tenant, together with an amount equal to fifteen percent (15%) of such costs to reimburse Landlord for its administration and managerial effort. Except as specifically set forth in this Lease, Landlord shall have no obligation whatsoever to maintain or repair the Leased Premises or the Project. The parties intend that the terms of this Lease govern their respective maintenance and repair obligations. Tenant expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease with respect to such obligations or which affords Tenant the right to make repairs at the expense of Landlord or terminate this Lease by reason of the condition of the Leased Premises or any needed repairs.

     4.07. Peaceful Enjoyment. Landlord covenants with Tenant that upon Tenant paying the Rent and all other charges required under this Lease and performing all of Tenant's covenants and agreements herein contained, Tenant shall peacefully have, hold and enjoy the Leased Premises subject to all of the terms of this Lease and to any deed of trust, mortgage, ground lease or other agreement to which this Lease may be subordinate. This covenant and the other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective ownerships of Landlord's interest hereunder. Notwithstanding the foregoing, Tenant is aware that beginning on January 1, 2000, the Building will undergo substantial renovation, including, but not limited to (i) the structural portions of the Building; (ii) mechanical, electrical, plumbing and life safety systems; and (iii) the Common Areas (including the main lobby). Tenant has also been informed that, as part of the Building renovation, a sprinkler system may be installed by Landlord above the second (2nd) , third (3rd), and fourth (4th) floor ceiling. With respect to any of the foregoing construction, Landlord shall use its best efforts to minimize interference with Tenant's business operations in the Leased Premises.


                                   Article 5.
                               Tenant's Covenants

     5.01. Payments by Tenant. Tenant shall pay Rent at the times and in the manner provided in this Lease. All obligations of Tenant hereunder to make payments to Landlord shall constitute Rent and failure to pay the same when due shall give rise to the rights and remedies provided for in Section 7.08. If there is more than one Tenant, the obligations imposed under this Lease upon Tenant shall be joint and several.

     5.02. Tenant Improvements. The Tenant Improvements shall be installed and constructed pursuant to Exhibit B. All Tenant Improvements shall become the
                        ---------
property of Landlord upon installation and shall be surrendered to Landlord without compensation to Tenant upon termination of this Lease by lapse of time or otherwise.

     5.03. Taxes on Personal Property. In addition to, and wholly apart from its obligation to pay Tenant's Proportionate Share of Increased Property Taxes, Tenant shall be responsible for, and shall pay prior to delinquency, all taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, and any other charges imposed upon, levied with respect to, or assessed against Tenant's personal property and on its interest pursuant to this Lease. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

     5.04. Repairs by Tenant. Tenant shall be obligated to maintain and repair the Leased Premises, to keep the same at all times in good order, condition and repair, and, upon expiration of the Term, to surrender the same to Landlord in the same condition as on the Term Commencement Date, reasonable wear and tear, taking by condemnation, casualty, and damage that is Landlord's responsibility under Section 7.07 not caused by Tenant, its agents, employees, contractors, invitees and licensees excepted. Tenant's obligations shall include, without limitation, the obligation to maintain and repair all walls, floors, ceilings and fixtures and to repair all damage caused by Tenant, its agents, employees, contractors, invitees and others using the Leased Premises with Tenant's expressed or implied permission. At the request of Tenant, Landlord shall perform the work of maintenance and repair constituting Tenant's obligation under this Section 5.04 at Tenant's sole cost and expense and as an extra service to be rendered pursuant to Section 4.02(e). Any work of repair and maintenance performed by or for the account of Tenant by persons other than Landlord shall be performed by contractors approved by Landlord and in accordance with procedures Landlord shall from time to time establish. Tenant shall give Landlord prompt notice of any damage to or defective condition in any part of the Building's mechanical, electrical, plumbing, life safety or other system servicing, located in or passing through the Leased Premises.

     5.05. Waste. Tenant shall not commit or allow any waste or damage to be committed in any portion of the Leased Premises or the Project.

     5.06.  Assignment or Sublease.

            (a) Tenant shall not voluntarily or by operation of law assign, transfer or encumber (collectively "Assign") or sublet all or any part of Tenant's interest in this Lease or in the Leased Premises without Landlord's prior written consent given under and subject to the terms of this Section 5.06. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant agree as follows, Tenant may assign this Lease or sublet the Leased Premises, or any portion thereof, without Landlord's consent: (i) to any entity which controls, is controlled by, or is under common control with Tenant; (ii) to any entity which results from a merger of, reorganization of, or consolidation with Tenant; or (iii) to any entity which acquires substantially all of the stock or assets of Tenant, as a going concern, with respect to the business that is being conducted in the Leased Premises (hereinafter each a "Permitted Transfer"). In addition, a sale or transfer of the capital stock of Tenant shall be deemed a Permitted Transfer if (1) such sale or transfer occurs in connection with any bona fide financing or capitalization for the benefit of Tenant, or (2) Tenant is or becomes a publicly traded corporation. Landlord shall have no right to terminate the Lease in connection with, and shall have no right to any sums or other economic consideration resulting from any Permitted Transfer.

            (b) If Tenant desires to Assign this Lease or any interest herein or sublet the Leased Premises or any part thereof, Tenant shall give Landlord written notice of such intent. Tenant's notice shall specify the date the proposed assignment or sublease would be effective and be accompanied by information pertinent to Landlord's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or subtenant, including, without limitation, its name, business and financial condition, financial details of the proposed transfer, the intended use (including any modification) of the Leased Premises, and exact copies of all of the proposed agreement(s) between Tenant and the proposed assignee or subtenant. Tenant shall promptly provide Landlord with (i) such other or additional information or documents reasonably requested (within ten (10) days after receiving Tenant's notice) by Landlord, and (ii) an opportunity to meet and interview the proposed assignee or subtenant, if requested by Landlord.

            (c) Landlord shall have a period of twenty (20) days following such interview and receipt of such additional information (or thirty (30) days from the date of Tenant's original notice if Landlord does not request additional information or an interview) within which to notify Tenant in writing that Landlord elects either (i) to terminate this Lease as to the space so affected as of the effective date specified by Tenant, in which event Tenant will be relieved of all further obligations hereunder as to such space, or (ii) to permit Tenant to Assign this Lease or sublet such space, subject, however, to prior written approval of the proposed assignee or sublessee by Landlord, such consent not to be unreasonably withheld so long as the use of the Leased Premises by such proposed assignee or sublessee would be a Permitted Use, the proposed assignee or sublessee is of sound financial condition as determined by Landlord in its reasonable discretion, the proposed assignee or sublessee executes such reasonable assumption documentation as Landlord shall require, and the proposed assignee or sublessee is not (x) already a tenant in the Building or (y) a party with whom Landlord has been discussing the leasing of space in the Building. If Landlord fails to notify Tenant in writing of such election within said period, Landlord shall be deemed to have waived option (i) above, but written approval by Landlord of the proposed assignee or sublessee shall still be required. Failure by Landlord to approve a proposed subtenant or assignee shall not cause a termination of this Lease.

            (d) In the event Tenant shall request the consent of Landlord to any assignment or subletting hereunder, Tenant shall pay Landlord a processing fee of $250.00 and shall reimburse Landlord for

Landlord's reasonable attorneys' fees incurred in connection therewith. All such fees shall be deemed Additional Rent under this Lease.

            (e) Any rent or other consideration realized by Tenant under any such sublease or assignment in excess of (i) the Rent payable hereunder, (ii) any reasonable tenant improvement allowance or other economic concession (e.g., space planning allowance, moving expenses, free or reduced rent periods, etc.),
(iii) any advertising costs and brokerage commissions associated with such assignment or sublease, and (iv) any reasonable legal fees associated with such assignment or sublease ("Profit"), shall be divided and paid as follows: forty percent (40%) to Tenant and sixty percent (60%) to Landlord; provided, however, that if Tenant is in default hereunder beyond any applicable cure period, Landlord shall be entitled to all such excess rent.

            (f) In any subletting undertaken by Tenant, Tenant shall diligently seek to obtain not less than fair market rent for the space to sublet. In any assignment of this Lease in whole or in part, Tenant shall seek to obtain from the assignee consideration reflecting a value of not less than fair market rent for the space subject to such assignment.

            (g) The consent of Landlord to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Tenant or to any subsequent or successive assignment or subletting by the assignee or subtenant. However, Landlord may consent to subsequent assignments and sublettings of the Lease or sublease or amendments or modifications thereto, without notifying Tenant or any other party liable on the Lease or sublease and without obtaining their consent. Such action shall not relieve Tenant or any such other party from liability under this Lease or a sublease.

            (h) No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Any assignment or subletting which conflicts with the provisions hereof shall be void and, at Landlord's option, shall constitute a default under this Lease.

            (i) Notwithstanding anything to the contrary contained within this
Section 5.06, Landlord acknowledges that, although Tenant anticipates that its space needs will encompass the total of the Leased Premises at some point in the near future, a portion of the space which Tenant is currently accepting and leasing may be initially determined to be in excess of Tenant's current short term space planning needs. As a result, should Tenant submit a request to Landlord for Landlord's consent to Tenant's sublease of a portion of the Leased Premises, which sublease term will expire within the first thirty (30) months of the Term and such sublease along with all other current subleases and assignments, in the aggregate, do not exceed 15,674 rentable square feet, such request shall not be subject to Landlord's right of recapture pursuant to
Section 5.06(c) above.

     5.07.  Alterations, Additions and Improvements.

            (a) Tenant shall not make or allow to be made any alterations or additions in or to the Leased Premises without first obtaining the written consent of Landlord unless such alteration or addition has a cost of less than $5,000.00. Landlord's consent will not be unreasonably withheld with respect to proposed alterations and additions which (i) comply with all applicable laws, ordinances, rules and regulations; (ii) are compatible with and does not adversely affect the Building and its mechanical, telecommunication, electrical, heating, ventilation and life safety systems; (iii) will not affect the structural portions of the Building; (iv) will not interfere with the use and occupancy of any other portion of the Building by any other tenant, its employees or invitees; and (v) will not trigger any additional costs to Landlord. Specifically, but without limiting the generality of the foregoing, Landlord's right of consent shall encompass plans and specifications for the proposed alterations or additions, construction means and methods, the identity of any contractor or subcontractor to be employed on the work of alterations or additions, and the time for performance of such work. Tenant shall supply to Landlord any additional documents and information requested by Landlord in connection with Tenant's request for consent hereunder.

            (b) Any consent given by Landlord under this Section 5.07 shall be deemed conditioned upon: (i) Tenant's acquiring all applicable permits required by governmental authorities; (ii) Tenant's furnishing to Landlord copies of such permits, together with copies of the approved plans and specifications, prior to commencement of the work thereon; and (iii) the compliance by Tenant with the conditions of all applicable permits and approvals in a prompt and expeditious manner.

            (c) Tenant shall provide Landlord with not less than fifteen (15) days prior written notice of commencement of the work so as to enable Landlord to post and record appropriate notices of non-responsibility. All alterations and additions permitted hereunder shall be made and performed by Tenant without cost or expense to Landlord. Tenant shall pay the contractors and suppliers all amounts due to them when due and keep the Leased Premises and the Project free from any and all mechanics', materialmen's and other liens and claims arising out of any work performed, materials furnished or obligations incurred by or for Tenant. Landlord may require, at its sole option, that Tenant provide to Landlord, at Tenant's expense, a lien and completion bond in an amount equal to the total estimated cost of any alterations, additions or improvements to be made in or to the Leased Premises, to protect Landlord against any liability for mechanics', materialmen's and other liens and claims, and to ensure timely completion of the work. In the event any alterations or additions to the Leased Premises are performed by Landlord hereunder, whether by prearrangement or otherwise, Landlord shall be entitled to charge Tenant a ten percent (10%) administration fee in addition to the actual costs of labor and materials provided. Such costs and fees shall be deemed Additional Rent under this Lease, and may be charged and payable prior to commencement of the work.

            (d) Any and all alterations, additions or improvements made to the Leased Premises by Tenant shall become the property of Landlord upon installation and shall be surrendered to Landlord without compensation to Tenant upon the termination of this Lease by lapse of time or otherwise unless (i) Landlord conditioned its approval of such alterations, additions or improvements on Tenant's agreement to remove them, or (ii) if Tenant did not provide a Removal Determination Request (as defined below), Landlord notifies Tenant prior to (or promptly after) the Term Expiration Date that the alterations, additions and/or improvements must be removed, in which case Tenant shall, by the Term Expiration Date (or promptly thereafter), remove such alterations, additions and improvements, repair any damage resulting from such removal and restore the Leased Premises to their condition existing prior to the date of installation of such alterations, additions and improvements, normal wear, tear and damage by casualty excepted. Prior to making any alterations, additions or improvements to the Leased Premises, Tenant may make a written request that Landlord determine in advance whether or not Tenant must remove such alterations, additions or improvements on the Term Expiration Date ("Removal Request Determination"). Notwithstanding anything to the contrary set forth above, this clause shall not apply to movable equipment or furniture owned by Tenant.

            (e) All alterations, additions and improvements permitted under this
Section 5.07 shall be constructed diligently, in a good and workmanlike manner with new, good and sufficient materials and in compliance with all applicable laws, ordinances, rules and regulations (including, without limitation, building codes and those related to accessibility and use by individuals with disabilities). Tenant shall, promptly upon completion of the work, furnish Landlord with "as built" drawings for any alterations, additions or improvements performed under this Section 5.07.

     5.08. Compliance With Laws and Insurance Standards. Tenant shall not occupy or use, or permit any portion of the Leased Premises to be occupied or used in a manner that violates any applicable law, ordinance, rule, regulation, order, permit, covenant, easement or restriction of record, or the recommendations of Landlord's engineers or consultants, relating in any manner to the Project, or for any business or purpose which is disreputable, objectionable or productive of fire hazard. Tenant shall not do or permit anything to be done which would result in the cancellation, or in any way increase the cost, of the all risk property insurance coverage on the Project and/or its contents. If Tenant does or permits anything to be done which increases the cost of any insurance covering or affecting the Project, then Tenant shall reimburse Landlord, upon demand, as Additional Rent, for such additional costs. Landlord shall deliver to Tenant a written statement setting forth the amount of any such insurance cost increase and showing in reasonable detail the manner in which it has been computed. Tenant shall, at Tenant's sole cost and expense, comply with all laws, ordinances, rules, regulations and orders (state, federal, municipal or promulgated by other agencies or bodies having or claiming jurisdiction) related specifically to the use or occupancy of the Leased Premises by Tenant, which are now in effect or which may hereafter come into effect including, but not limited to, (a) accessibility and use by individuals with disabilities, and (b) environmental conditions in, on or about the Leased Premises. If anything done by Tenant in its use or occupancy of the Leased Premises shall create, require or cause imposition of any requirement by any public authority for structural or other upgrading of or alteration or improvement to the Project, Tenant shall, at Landlord's option, either perform the upgrade, alteration or improvement at Tenant's sole cost and expense or reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such work. The judgment of any court of competent jurisdiction or the admission by Tenant in any action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any law, ordinance, rule, regulation, order, permit, covenant, easement or restriction shall be conclusive of that fact as between Landlord and Tenant.

     5.09. No Nuisance; No Overloading. Tenant shall use and occupy the Leased Premises, and control its agents, employees, contractors, invitees and visitors in such manner so as not to create any nuisance, or interfere with, annoy or disturb (whether by noise, odor, vibration or otherwise) any other tenant or occupant of the Project or Landlord in its operation of the Project. Tenant shall not place or permit to be placed any loads upon the floors, walls or ceilings in excess of the maximum designed load specified by Landlord or which might damage the Leased Premises, the Building, or any portion thereof.

     5.10. Furnishing of Financial Statements; Tenant's Representations. In order to induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish Landlord, from time to time, within ten (10) business days of receipt of Landlord's written request therefor, with financial statements in form and substance reasonably satisfactory to Landlord reflecting Tenant's current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all material respects. Landlord shall not request financial statements from Tenant more than four (4) times per calendar year and Landlord or Landlord's lender shall keep the information contained therein in confidence. Furthermore, Tenant's obligations with respect to financial statements shall be limited to Tenant's financial statements existing as of the time of the request.

     5.11. Entry by Landlord. Landlord, its employees, agents and consultants, shall have the right to enter the Leased Premises at any time, in cases of an emergency, and otherwise at reasonable times (upon twenty-four (24) hours notice) to inspect the same, to clean, to perform such work as may be permitted or required under this Lease, to make repairs to or alterations of the Leased Premises or other portions of the Project or other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Project or to show the Leased Premises to prospective tenants, purchasers, encumbrances or others, or for any other purpose as Landlord may deem necessary or desirable; provided, however, that Landlord shall use its best efforts to minimize interference with Tenant's business operations in the Leased Premises. Tenant shall not be entitled to any abatement of Rent or damages by reason of the exercise of any such right of entry. In the event of any entry by Landlord onto the Leased Premises, Landlord shall use its best efforts not to interfere with the conduct of Tenant's business.

     5.12.  Nondisturbance and Attornment.

            (a) This Lease and the rights of Tenant hereunder shall be subject and subordinate to the lien of any deed of trust, mortgage or other hypothecation or security instrument (collectively, "Security Device") now or hereafter placed upon, affecting or encumbering the Project or any part thereof or interest therein, and to any and all advances made thereunder, interest thereon or costs incurred and any modifications, renewals, supplements, consolidations, replacements and extensions thereof. With respect to any Security Device entered into by Landlord after execution of this Lease, such subordination is conditioned on Landlord obtaining assurance in a commercially reasonable form (a "nondisturbance agreement") from the holder of or beneficiary under such encumbrance that Tenant's possession of the Leased Premises will not be disturbed so long as Tenant is not in default under this Lease and attorns to the record owner of the Leased Premises. Without the consent of Tenant, the holder of any such Security Device or the beneficiary thereunder shall have the night to elect to be subject and subordinate to this Lease, such subordination to be effective upon such terms and conditions as such holder or beneficiary may direct which are not inconsistent with the provisions hereof. Tenant agrees to attorn to and recognize as the Landlord under this Lease the holder or beneficiary under a Security Device or any other party that acquires ownership of the Leased Premises by reason of a foreclosure or sale under any Security Device (or deed in lieu thereof). The new owner following such foreclosure, sale or deed shall not be (i) liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership; (ii) subject to any offsets or defenses which Tenant might have against any prior landlord;
(iii) bound by prepayment of more than one (1) month's Rent; or (iv) liable to Tenant for any security deposit not actually received by such new owner.

            (b) Tenant shall not unreasonably withhold its consent to changes or amendments to this Lease requested by the holder of a Security Device so long as these changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of Tenant hereunder. If, within ten (10) business days after notice from Landlord, Tenant fails or refuses to execute with Landlord the amendment(s) to this Lease accomplishing the change(s) or amendment(s) which are requested by such holder, Landlord, at its sole option, shall have the right to execute any instrument for or on behalf of Tenant as its attorney-in-fact.

     5.13. Estoppel Certificate. Within ten (10) days following either party's request, the other party shall execute, acknowledge and deliver written estoppel certificates addressed to the persons or parties identified in such request, on a form specified by such requesting party, certifying as to such facts (if true) and agreeing to such notice provisions and other matters as such mortgagee(s) or purchaser(s) may reasonably require, including, without limitation, the following: (a) that this Lease is unmodified and in full force and effect (or in full force and effect as modified, and stating the modifications); (b) the amount of, and date to which Rent and other charges have been paid in advance;
(c) the amount of any Security Deposit; and (d) acknowledging that neither party is in default under this Lease (or, if a party is claimed to be in default, stating the nature of the alleged default). However, in no event shall any such estoppel certificate require an amendment of the provisions of this Lease or otherwise affect or abridge a party's rights hereunder. Any such estoppel certificate may be relied upon by any such person or party designated in such request. Failure by a party to execute and deliver any such estoppel certificate within the time requested shall be conclusive upon such party that (1) this Lease is in full force and effect and has not been modified except as represented by the requesting party; (2) not more than one month's Rent has been paid in advance; and (3) neither party is in default under this Lease.

     5.14.  Security Deposit.

            (a) Concurrently with the execution hereof, Tenant shall pay to Landlord the agreed upon Security Deposit as security for the full and faithful performance of Tenant's obligations under this Lease. If at any time during the Term, Tenant shall be in default in the payment of Rent or in default for any other reason, Landlord may use, apply or retain all or part of the Security Deposit for payment of any amount due Landlord or to cure such default or to reimburse or compensate Landlord for any liability, loss, cost, expense or damage (including attorneys' fees) which Landlord may suffer or incur by reason of Tenant's defaults. If Landlord uses or applies all or any part of the Security Deposit, Tenant shall, on demand, pay to Landlord a sum sufficient to restore the Security Deposit to the full amount required by this Lease. Upon expiration of the Term or earlier termination of this Lease and after Tenant has vacated the Leased Premises, Landlord shall return the Security Deposit to Tenant, reduced by such amounts as may be required by Landlord to remedy defaults on the part of Tenant in the payment of Rent, to repair damages to the Leased Premises caused by Tenant and to clean the Leased Premises. The portion of the deposit not so required shall be paid over to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest in this Lease) within thirty
(30) days after expiration of the Term or earlier termination hereof. Landlord shall hold the Security Deposit for the foregoing purposes; provided, however, that Landlord shall have no obligation to segregate the Security Deposit from its general funds or to pay interest in respect thereof. No part of the Security Deposit shall be considered to be held in trust, or to be prepayment of any monies to be paid by Tenant under this Lease.

            (b) In lieu of a cash deposit, Tenant may deliver the Security Deposit to Landlord in the form of a clean and irrevocable letter of credit (the "Letter of Credit") issued by and drawable upon (said issuer being referred to as the "Issuing Bank") a financial institution which is approved by Landlord in its sole discretion, provided that Landlord shall not unreasonably withhold its consent to an Issuing Bank which has outstanding unsecured, uninsured and unguaranteed indebtedness, or shall have issued a letter of credit or other credit facility that constitutes the primary security for any outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then rated, without regard to qualification of such rating by symbols such as "+" or "-" or numerical notation, "Aa" or better by Moody's Investors Service and "AA" or better by Standard & Poor's Rating Service, and has combined capital, surplus and undivided profits of not less than $100,000,000. Such Letter of Credit shall
(a) name Landlord as beneficiary, (b) be in the amount of the Security Deposit,
(c) have a term of not less than one year, (d) permit multiple drawings, (e) be fully transferable by Landlord, and (f) otherwise be in form and content reasonably satisfactory to Landlord. If upon any transfer of the Letter of Credit, any fees or charges shall be so imposed, then such fees or charges for the first (1st) transfer only shall be payable solely by Tenant. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the Term unless the Issuing Bank sends a notice (the "Non-Renewal Notice") to Landlord by certified mail, return receipt requested, not less than 45 days next preceding the then expiration date of the Letter of Credit stating that the Issuing Bank has elected not to renew the Letter of Credit. Landlord shall have the right, upon receipt of the Non-Renewal Notice, to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and shall thereafter hold or apply the cash proceeds of the Letter of Credit pursuant to the terms of this Article. The Issuing Bank shall agree with all drawers, endorsers and bona fide holders that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in San Francisco. The Letter of Credit shall be subject in all respects to the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce Publication No. 500. Notwithstanding the foregoing, Landlord approves Silicon Valley Bank as an Issuing bank.

            (c) If at any time during the first twenty-four (24) months of the Term Tenant shall become a publicly traded company and Tenant has achieved an audited net worth (as defined by GAAP) of $55,000,000, the Security Deposit shall be reduced by fifty percent (50%). If the Security Deposit is reduced by fifty percent (50%) as provided for in the previous sentence and during the first twenty-four (24) months of the Term Tenant's audited net worth (as defined by GAAP) falls below $35,000,000, the amount of the Security Deposit shall be increased to the amount prior to the fifty percent (50%) reduction.

            (d) Notwithstanding anything in this Section 5.14 to the contrary, the amount of the Security Deposit shall be reduced by thirty-three percent (33%) on the last day of the twenty-fourth (24th), thirty-sixth (36th) and forty-eighth (48th) months of the Term; however, in no event shall the Security Deposit be less than two (2) months of Base Rent payable for the Leased Premises during month sixty (60) of the Term.

     5.15. Surrender. Subject to the provisions of Section 5.07 hereof, on the Term Expiration Date (or earlier termination of this Lease), Tenant shall quit and surrender possession of the Leased Premises to Landlord in as good order and condition as they were in on the Term Commencement Date, reasonable wear and tear, taking by condemnation, casualty and repairs which are Landlord's responsibility excepted. Reasonable wear and tear shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Tenant performing all of its obligations under this Lease. Tenant shall, without cost to Landlord, remove all furniture, equipment, trade fixtures, debris and articles of personal property owned by Tenant in the Leased Premises, and shall repair any damage to the Project resulting from such removal. Any such property not removed by Tenant following Tenant's vacation and the Term Expiration Date (or earlier termination of this Lease) shall be considered abandoned, and Landlord may remove any or all of such items and dispose of same in any lawful manner or store same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant. If Tenant shall fail to pay the cost of storing any such property after storage for thirty (30) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord may deem proper, without notice to or demand upon Tenant. Landlord shall apply the proceeds of any such sale as follows: first, to the costs of such sale; second, to the costs of storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms of this Lease; and fourth, the balance, if any, to Tenant.

     5.16. Tenant's Remedies. Landlord shall not be deemed in breach of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord. For purposes of this Section 5.16, a reasonable time shall in no event, be less than thirty (30) days after receipt by Landlord, and by the holders of any ground lease, deed of trust or mortgage covering the Leased Premises whose name and address shall have been furnished Tenant in writing for such purpose, of written notice specifying wherein such obligation of Landlord has not been performed; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Landlord shall not be in breach of this Lease if performance is commenced within said thirty (30)- day period and thereafter diligently pursued to completion. If Landlord falls to cure such default within the time provided for in this Lease, the holder of any such ground lease, deed of trust or mortgage shall have an additional thirty
(30) days to cure such default; provided that if such default cannot reasonably be cured within that thirty (30) day period, then such holder shall have such additional time to cure the default as is reasonably necessary under the circumstances. Tenant shall look solely to Landlord's interest in the Project for recovery of any judgment from Landlord. Neither Landlord nor any of its trustees, directors, officers, agents, employees or representatives (or, if Landlord is a partnership, its partners, whether general or limited) shall ever be personally liable for any such judgment. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, deed of trust or mortgage to which Section 5.12 applies or may apply. Tenant shall not have the right to terminate this Lease or withhold, reduce or offset any amount against any payments of Rent due and payable under this Lease solely by reason of a breach of this Lease by Landlord.

     5.17. Rules and Regulations. Tenant shall comply with the rules and regulations for the Project attached as Exhibit D and such reasonable amendments
                                        ---------
thereto as Landlord may adopt from time to time with prior notice to Tenant.


                                  Article 6.
                             Environmental Matters

     6.01.  Hazardous Materials Prohibited.

            (a) Tenant shall not cause or permit any Hazardous Material (as defined in Section 6.01(c) below) to be brought, kept, used, generated, released or disposed in, on, under or about the Leased Premises or the Project by Tenant, its agents, employees, contractors or invitees; provided, however, that Tenant may use, store and dispose of, in accordance with applicable Laws, limited quantities of standard office and janitorial supplies, but only to the extent reasonably necessary for Tenant's operations in the Leased Premises. Tenant hereby indemnifies Landlord from and against (i) any breach by Tenant of the obligations stated in the preceding sentence, (ii) any breach of the obligations stated in Section 6.01(b) below, or (iii) any claims or liability resulting from Tenant's use of Hazardous Materials. Tenant hereby agrees to defend and hold Landlord harmless from and against any and all claims, liability, losses, damages, costs and/or expenses (including, without limitation, diminution in value of the Project, or any portion thereof, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Project, damages arising from any adverse impact on marketing of space in the Project, and sums paid in settlement of claims, fines, penalties, attorneys' fees, consultants' fees and experts' fees) which arise during or after the Term as a result of any breach of the obligations stated in Sections 6.01(a) or 6.01(b) or otherwise resulting from Tenant's use of Hazardous Materials. This indemnification of Landlord by Tenant includes, without limitation, death of or injury to person, damage to any property or the environment and costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of any Hazardous Material present in, on, under or about the Leased Premises or the Project (including soil and ground water contamination) which results from such a breach. Without limiting the foregoing, if the presence of any Hazardous Material in, on, under or about the Leased Premises or the Project caused or permitted by Tenant results in any contamination of the Leased Premises or the Project, Tenant shall promptly take all actions at its sole expense as are necessary to return the same to the condition existing prior to the introduction of such Hazardous Material; provided that Landlord's approval of such actions, and the contractors to be used by Tenant in connection therewith, shall first be obtained. This indemnification of Landlord by Tenant shall survive the expiration or sooner termination of this Lease.

            (b) Tenant covenants and agrees that Tenant shall at all times be responsible and liable for, and be in compliance with, all federal, state, local and regional laws, ordinances, rules, codes and regulations, as amended from time to time ("Governmental Requirements"), relating to health and safety and environmental matters, arising, directly or indirectly, out of the use of Hazardous Materials (as defined in Section 6.01(c) below) in the Project. Health and safety and environmental matters for which Tenant is responsible under this paragraph include, without limitation (i) notification and reporting to governmental agencies, (ii) the provision of warnings of potential exposure to Hazardous Materials to Landlord and Tenant's agents, employees, licensees, contractors and others, (iii) the payment of taxes and fees, (iv) the proper of f-site transportation and disposal of Hazardous Materials, and (v) all requirements, including training, relating to the use of equipment. Immediately upon discovery of a release of Hazardous Materials associated with Tenant's activities, Tenant shall give written notice to Landlord, whether or not such release is subject to reporting under Governmental Requirements. The notice shall include information on the nature and conditions of the release and Tenant's planned response. Tenant shall be liable for the cost of any clean-up of the release of any Hazardous Materials by Tenant on the Project.

            (c) As used in this Lease, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any substance, material or waste which is (i) defined as a "hazardous waste" or similar term under the laws of the jurisdiction where the Project is located;
(ii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. (S) 1317); (iii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource, Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq. (42 U.S.C. (S) 6903); (iv) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq. (42 U.S.C. (S) 9601); (v) hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof; or (vi) asbestos in any form or condition.

            (d) As used in this Article 6, the term "Laws" means any applicable federal, state or local laws, ordinances, rules or regulations relating to any Hazardous Material affecting the Project, including, without limitation, the specific laws, ordinances and regulations referred to in Section 6.01(c) above. References to specific Laws shall also be references to any amendments thereto and to any applicable successor Laws.

            (e) To the best of Landlord's knowledge, except as disclosed in the environmental reports (the "Environmental Reports") provided to Tenant by Landlord (at Landlord's sole cost and expense) (i) there are no Hazardous Materials in the Building, and (ii) the Building is in compliance with all Laws relating to any Hazardous Material. Landlord's knowledge is limited to the matters contained in the Environmental Reports. Tenant acknowledges its receipt and review of the Environmental Reports prior to entering into this Lease. Landlord represents and warrants that (i) during the period of its ownership of the Project prior to entering into this Lease, it has not released any Hazardous Materials on the Project, and (ii) after entering into this Lease, Landlord will not release any Hazardous Materials on the Project. Landlord hereby agrees to indemnify, protect, defend and hold the Tenant harmless of and from any and all claims, liability, costs, penalties, fines, damages, injury, judgments, forfeiture, losses or expenses (including without limitation reasonable attorneys' fees) arising out of or in any way related to any breach by Landlord of its representations and warranties in this Section 6.01(e) and Landlord shall be liable for the cost of any clean-up of the release of any Hazardous Materials by Landlord on the Project. Landlord, at its sole expense, shall cause to be removed any asbestos or other Hazardous Materials discovered in the Leased Premises (except any Hazardous Materials installed by Tenant or part of the Tenant Improvements) during the term of this Lease required by Government Requirements to be removed and Landlord shall restore the Leased Premises to its condition prior to the removal of such Hazardous Materials. Landlord hereby agrees to indemnify, protect, defend and hold the Tenant harmless of and from any and all claims, liability, costs, penalties, fines, damages, injury, judgments, forfeiture, losses or expenses (including without limitation reasonable attorneys' fees) arising out of or in any way related to or resulting from any Hazardous Materials discovered in the Leased Premises or on the Project with were not brought, kept, used, generated, released or disposed in, on, under or about the Leased Premises or the Project by Tenant, its agents, employees, contractors or invitees.

     6.02. Limitations on Assignment and Subletting. It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting of the Leased Premises if (i) the proposed transferee's anticipated use of the Leased Premises involves the generation, storage, use, treatment, or disposal of Hazardous Material (excluding standard office and janitorial supplies; in limited quantities as hereinabove provided); (ii) the proposed transferee has been required by any prior landlord, lender or government authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such transferee's actions or use of the property in question; or
(iii) the proposed transferee is subject to an enforcement order issued by any governmental authority in connection with the generation, storage, use, treatment or disposal of a Hazardous Material.

     6.03. Right of Entry. Landlord, its employees, agents and consultants, shall have the right to enter the Leased Premises at any time, in case of an emergency, and otherwise during reasonable hours and upon reasonable notice to Tenant (upon twenty-four (24) hours notice), in order to conduct periodic environmental inspections and tests to determine whether any Hazardous Materials are present. The costs and expenses of such inspections shall be paid by Landlord unless a default or breach of this Lease, violation of Laws or contamination caused or permitted by Tenant is found to exist. In such event, Tenant shall reimburse Landlord upon demand, as Additional Rent, for the costs and expenses of such inspections. In the event of any entry by Landlord onto the Leased Premises, Landlord shall use its best efforts not to interfere with the conduct of Tenant's business.

     6.04. Notice to Landlord. Tenant shall immediately notify Landlord in writing of: (i) any enforcement, clean-up, removal or other governmental or regulatory action instituted or threatened regarding the Leased Premises or the Project pursuant to any Laws; (ii) any claim made or threatened by any person against Tenant or the Leased Premises relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Material; and (iii) any reports made to or received from any governmental agency arising out of or in connection with any Hazardous Material in or removed from the Leased Premises or the Project, including any complaints, notices, warnings or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible, and in any event within three
(3) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings, asserted violations or other communications relating in any way to the Leased Premises or Tenant's use thereof.

                                  Article 7.
             Insurance, Indemnity, Condemnation, Damage and Default

     7.01. Landlord's Insurance. Landlord shall secure and maintain policies of insurance for the Project (including the Leased Premises) covering loss of or damage to the Project, including the Tenant Improvements, but excluding all subsequent alterations, additions and improvements to the Leased Premises, with loss payable to Landlord and to the holders of any deeds of trust, mortgages or ground leases on the Project. Landlord shall not be obligated to obtain insurance for Tenant's trade fixtures, equipment, furnishings, machinery or other property. Such policies shall provide protection against fire and extended coverage perils and such additional perils as Landlord deems suitable, and with such deductible(s) as Landlord shall deem reasonably appropriate. Landlord shall further secure and maintain commercial general liability insurance with respect to the Project in such amount as Landlord shall determine, such insurance to be in addition to, and not in lieu of, the liability insurance required to be maintained by Tenant. In addition, Landlord may secure and maintain rental income insurance. Landlord may elect to self-insure for the coverages required under this Section 7.01. If the annual cost to Landlord for any such insurance exceeds the standard rates because of the nature of Tenant's operations, Tenant shall, upon receipt of appropriate invoices, reimburse Landlord for such increases in cost, which amounts shall be deemed Additional Rent hereunder. Tenant shall not be named as an additional insured on any policy of insurance maintained by Landlord.

     7.02.  Tenant's Liability Insurance.

            (a) Tenant (with respect to both the Leased Premises and the Project) shall secure and maintain, at its own expense, at all times during the Term, a policy or policies of commercial general liability insurance with the premiums thereto paid in advance, protecting Tenant and naming Landlord, the holders of any deeds of trust, mortgages or ground leases on the Project, and Landlord's representatives (which term, whenever used in this Article 7, shall be deemed to include Landlord's partners, trustees, ancillary trustees, officers, directors, shareholders, beneficiaries, agents, employees and independent contractors) as additional insureds against claims for bodily injury, personal injury, advertising injury and property damage (including attorneys' fees) based upon, involving or arising out of Tenant's operations, assumed liabilities or Tenant's use, occupancy or maintenance of the Leased Premises and the Common Areas of the Project. Such insurance shall provide for a minimum amount of Two Million Dollars ($2,000,000.00) for property damage or injury to or death of one or more than one person in any one accident or occurrence, with an annual aggregate limit of at least Two Million Dollars ($2,000,000.00). The coverage required to be carried shall include fire legal liability, blanket contractual liability, personal injury liability (libel, slander, false arrest and wrongful eviction), broad form property damage liability, products liability and completed operations coverage (as well as owned, non-owned and hired automobile liability if an exposure exists) and the policy shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke or fumes from a hostile fire. Such insurance shall be written on an occurrence basis and contain a separation of insureds provision or cross-liability endorsement acceptable to Landlord. Tenant shall provide Landlord with a certificate evidencing such insurance coverage. The certificate shall indicate that the insurance provided specifically recognizes the liability assumed by Tenant under this Lease (including without limitation performance by Tenant under Section 7.04) and that Tenant's insurance is primary to and not contributory with any other insurance maintained by Landlord, whose insurance shall be considered excess insurance only. Not more frequently than every two (2) years, if, in the opinion of any mortgagee of Landlord or of the insurance broker retained by Landlord, the amount of liability insurance coverage at that time is not adequate, then Tenant shall increase its liability insurance coverage as required by either any mortgagee of Landlord or Landlord's insurance broker.

            (b) Tenant shall, at Tenant's expense, comply with (i) all insurance company requirements pertaining to the use of the Leased Premises and (ii) all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

     7.03.  Tenant's Additional Insurance Requirements.

            (a) Tenant shall secure and maintain, at Tenant's expense, at all times during the Term, a policy of physical damage insurance on all of Tenant's fixtures, furnishings, equipment, machinery, merchandise and personal property in the Leased Premises and on any alterations, additions or improvements made by or for Tenant upon the Leased Premises, all for the full replacement cost thereof without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance. Such insurance shall insure against those risks customarily covered in an "all risk" policy of insurance covering physical loss or damage. Tenant shall use the proceeds from such insurance for the replacement of fixtures, furnishings, equipment and personal property and for the restoration of any alterations, additions or improvements to the Leased Premises. In addition, Tenant shall secure and maintain, at all times during the Term, loss of income, business interruption and extra expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings and incurred costs attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Leased Premises or to the Building as a result of such perils; such insurance shall be maintained with Tenant's property insurance carrier. Further, Tenant shall secure and maintain at all times during the Term workers' compensation insurance in such amounts as are required by law, employer's liability insurance in the amount of One Million Dollars ($1,000,000.00) per occurrence, and all such other insurance as may be required by applicable law or as may be reasonably required by Landlord. In the event Tenant makes any alterations, additions or improvements to the Leased Premises, prior to commencing any work in the Leased Premises, Tenant shall secure "builder's all risk" insurance which shall be maintained throughout the course of construction, such policy being an all risk builder's risk completed value form, in an amount approved by Landlord, but not less than the total contract price for the construction of such alterations, additions or improvements and covering the construction of such alterations, additions or improvements, and such other insurance as Landlord may require, it being understood and agreed that all of such alterations, additions or improvements shall be insured by Tenant pursuant to this Section 7.03 immediately upon completion thereof. Tenant shall provide Landlord with certificates of all such insurance. The property insurance certificate shall confirm that the waiver of subrogation required to be obtained pursuant to Section 7.05 is permitted by the insurer. Tenant shall, at least thirty (30) days prior to the expiration of any policy of insurance required to be maintained by Tenant under this Lease, furnish Landlord with an "insurance binder" or other satisfactory evidence of renewal thereof.

            (b) All policies required to be carried by Tenant under this Lease shall be issued by and binding upon a reputable insurance company of good financial standing licensed to do business in the State of California with a rating of at least A-VII, or such other rating as may be required by a lender having a lien on the Project, as set forth in the most current issue of "Best's Insurance Reports." Tenant shall not do or permit anything to be done that would invalidate the insurance policies referred to in this Article 7. Evidence of insurance provided to Landlord shall include an endorsement showing that Landlord, its representatives and the holders of any deeds of trust, mortgages or ground leases on the Project are included as additional insureds on general liability insurance, and as loss payees for property insurance, to the extent required hereunder, and an endorsement whereby the insurer agrees not to cancel, non-renew or materially alter the policy without at least thirty (30) days prior written notice to Landlord, its representatives and any mortgagee of Landlord.

            (c) In the event that Tenant fails to provide evidence of insurance required to be provided by Tenant under this Lease, prior to commencement of the Term, and thereafter during the Term, within ten (10) days following Landlord's request therefor, and thirty (30) days prior to the expiration date of any such coverage, Landlord shall be authorized (but not required) to procure such coverage in the amounts stated with all costs thereof (plus a fifteen percent (15%) administrative fee) to be chargeable to Tenant and payable upon written invoice therefor, which amounts shall be deemed Additional Rent hereunder.

            (d) The minimum limits of insurance required by this Lease, or as carried by Tenant, shall not limit the liability of Tenant nor relieve Tenant of any obligation hereunder.

     7.04.  Indemnity and Exoneration.

            (a) To the extent not prohibited by law, or unless due to the gross negligence or willful misconduct of Landlord, Landlord and Landlord's representatives shall not be liable for any loss, injury or damage to person or property of Tenant, Tenant's agents, employees, contractors, invitees or any other person, whether caused by theft, fire, act of God, acts of the public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority or which may arise through repair, alteration or maintenance of any part of the Project or failure to make any such repair or from any other cause whatsoever, except as expressly otherwise provided in Sections 7.06 and 7.07. Landlord shall not be liable for any loss, injury or damage arising from any act or omission of any other tenant or occupant of the Project, nor shall Landlord be liable under any circumstances for damage or inconvenience to Tenant's business or for any loss of income or profit therefrom.

            (b) Tenant shall indemnify, protect, defend and hold the Project, Landlord and its representatives, harmless of and from any and all claims, liability, costs, penalties, fines, damages, injury, judgments, forfeiture, losses (including without limitation diminution in the value of the Leased Premises) or expenses (including without limitation attorneys' fees, consultant fees, testing and investigation fees, expert fees and court costs) arising out of or in any way related to or resulting directly or indirectly from (i) the use or occupancy of the Leased Premises, (ii) the activities of Tenant, its agents, employees, contractors or invitees in or about the Leased Premises or the Project (where not covered by Landlord's insurance), (iii) any failure to comply with any applicable law, and (iv) any default or breach by Tenant in the performance of any obligation of Tenant under this Lease; provided, however, that the foregoing indemnity shall not be applicable to claims arising by reason of the gross negligence or willful misconduct of Landlord.

            (c) Tenant shall indemnify, protect, defend and hold the Project, Landlord and its representatives, harmless of and from any and all claims, liability, costs, penalties, fines, damages, injury, judgments, forfeiture, losses (including without limitation diminution in the value of the Leased Premises) or expenses (including without limitation attorneys' fees, consultant fees, testing and investigation fees, expert fees and court costs) arising out of or in any way related to or resulting directly or indirectly from work or labor performed, materials or supplies furnished at the request of Tenant or in connection with obligations incurred by or performance of any work done for the account of Tenant in the Leased Premises or the Project unless such work is performed by or at the direction of Landlord.

            (d) The provisions of this Section 7.04 shall survive the expiration or sooner termination of this Lease. BY SIGNING ITS INITIALS BELOW, TENANT ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THE PROVISIONS SET FORTH IN THIS SECTION 7.04 AND FURTHER ACKNOWLEDGES THAT SUCH PROVISIONS WERE SPECIFICALLY NEGOTIATED.


   RAV
-----------------
Tenant's Initials

            (e) To the extent not prohibited by law or not inconsistent with Sections 7.04(a) and (b), Tenant shall not be liable for any loss, injury or damage in or about the Project, nor shall Tenant be liable for any damage or inconvenience to Landlord or Landlord's business or for any loss of income or profit therefrom to the extent such loss, injury or damage arises from any gross negligence or willful misconduct of Landlord.

            (f) To the extent not prohibited by law or not inconsistent with Sections 7.04(a) and (b), Landlord shall indemnify, protect, defend and hold Tenant and its representatives, harmless of and from any and all claims, liability, costs, penalties, fines, damages, injury, judgments, forfeiture, losses or expenses (including without limitation reasonable attorneys' fees, consultant fees, testing and investigation fees, expert fees and court costs) by reason of (i) any damage or injury occurring on the Project to the extent that such damage or injury shall be caused by or arise from any gross negligence or willful misconduct by Landlord, (ii) Landlord's failure to comply with any governmental laws, ordinances and regulations applicable to the Project, or
(iii) any default or breach beyond the expiration of the applicable cure period on the part of Landlord in the performance of any obligation of Landlord to be performed pursuant to this Lease; provided however, that the foregoing indemnity shall not be applicable to claims to the extent arising by reason of any negligence or willful misconduct of Tenant.

     7.05. Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each waives all rights of recovery, claim, action or cause of action against the other, its agents (including partners, both general and limited), trustees, officers, directors, and employees, for any loss or damage that may occur to the Leased Premises, or any improvements thereto, or the Project or any personal property of such party therein, by reason of any cause required to be insured against under this Lease to the extent of the coverage required, regardless of cause or origin, including negligence of the other party hereto, provided that such party's insurance is not invalidated thereby; and each party covenants that, to the fullest extent permitted by law, no insurer shall hold any right of subrogation against such other party. Tenant shall advise its insurers of the foregoing and such waiver shall be a part of each policy maintained by Tenant which applies to the Leased Premises, any part of the Project or Tenant's use and occupancy of any part thereof.

     7.06.  Condemnation.

            (a) If the Leased Premises are taken under the power of eminent domain or sold under the threat of the exercise of such power (all of which are referred to herein as "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs (the "date of taking"). If the Leased Premises or any portion of the Project is taken by condemnation to such an extent as to render the Leased Premises untenantable as reasonably determined by Landlord, this Lease shall, at the option of either party to be exercised in writing within thirty (30) days after receipt of written notice of such taking, forthwith cease and terminate as of the date of taking. All proceeds from any condemnation of the Leased Premises shall belong and be paid to Landlord, subject to the rights of any mortgagee of Landlord's interest in the Project or the beneficiary of any deed of trust which constitutes an encumbrance thereon; provided that Tenant shall be entitled to any compensation separately awarded to Tenant for Tenant's relocation expenses or, loss of Tenant's trade fixtures. If this Lease continues in effect after the date of taking pursuant to the provisions of this Section 7.06(a), Landlord shall proceed with reasonable diligence to repair, at its expense, the remaining parts of the Project and the Leased Premises to substantially their former condition to the extent that the same is feasible (subject to reasonable changes which Landlord shall deem desirable) and so as to constitute a complete and tenantable Project and Leased Premises. Gross Rent shall abate to the extent appropriate during the period of restoration, and Gross Rent shall thereafter be equitably adjusted according to the remaining Rentable Area of the Leased Premises and the Building.

            (b) In the event of a temporary taking of all or a portion of the Leased Premises, there shall be no abatement of Rent and Tenant shall remain fully obligated for performance of all of the covenants and obligations on its part to be performed pursuant to the terms of this Lease. All proceeds awarded or paid with respect thereto shall belong to Tenant.

     7.07. Damage or Destruction. In the event of a fire or other casualty in the Leased Premises, Tenant shall immediately give notice thereof to Landlord. The following provisions shall then apply:

            (a) If the damage is limited solely to the Leased Premises and the Leased Premises can, in Landlord's reasonable opinion, be made tenantable with all damage repaired within six (6) months from the date of damage, then Landlord shall be obligated to rebuild the same to substantially their former condition to the extent that the same is feasible (subject to reasonable changes which Landlord shall deem desirable and such changes as may be required by applicable law) and shall proceed with reasonable diligence to do so and this Lease shall remain in full force and effect.

            (b) If portions of the Project outside the boundaries of the Leased Premises are damaged or destroyed (whether or not the Leased Premises are also damaged or destroyed) and the Leased Premises and the Project can, in Landlord's reasonable opinion, both be made tenantable with all damage repaired within six
(6) months from the date of damage or destruction, and provided that Landlord determines that it is economically feasible, then Landlord shall be obligated to rebuild the same to substantially their former condition to the extent that the same is feasible (subject to reasonable changes which Landlord shall deem desirable and such changes as may be required by applicable law) and shall proceed with reasonable diligence to do so and this Lease shall remain in full force and effect.

            (c) Notwithstanding anything to the contrary contained in Sections 7.07(a) or 7.07(b) above, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Leased Premises when any damage thereto or to the Project occurs during the last eighteen (18) months of the Term and Tenant has not effectively exercised any option granted to Tenant to extend the Term. Under such circumstances, Landlord shall promptly notify Tenant of its decision not to rebuild, whereupon the Lease shall terminate as of the date of such notice.

            (d) If neither Section 7.07(a) nor 7.07(b) above applies, Landlord shall so notify Tenant within sixty (60) days after the date of the damage or destruction and either Tenant or Landlord may terminate this Lease within thirty
(30) days after the date of such notice, such termination notice to be immediately effective; provided, however, that Landlord shall have the right to elect to reconstruct the Project and the Leased Premises, in which event (i) Landlord shall notify Tenant of such election within said sixty (60) day period and Tenant shall thereupon have no right to terminate this Lease, and (ii) Landlord shall proceed with reasonable diligence to rebuild the Project and the Leased Premises to substantially their former condition to the extent that the same is feasible (subject to reasonable changes which Landlord shall deem desirable and such changes as may be required by applicable law).

            (e) During any period when Tenant's use of the Leased Premises is significantly impaired by damage or destruction, Gross Rent shall abate in proportion to the degree to which Tenant's use of the Leased Premises is impaired until such time as the Leased Premises are made tenantable as reasonably determined by Landlord; provided that no such rental abatement shall be permitted if the casualty is the result of the negligence or willful misconduct of Tenant or Tenant's employees, agents, contractors or invitees.

            (f) The proceeds from any insurance paid by reason of damage to or destruction of the Project or any part thereof insured by Landlord shall belong to and be paid to Landlord, subject to the rights of any mortgagee of Landlord's interest in the Project or the beneficiary of any deed of trust which constitutes an encumbrance thereon. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of (i) its fixtures, furnishings, equipment, machinery, merchandise and personal property in the Leased Premises, and (ii) its alteration, additions and improvements; provided, however, that Landlord shall have the option of requiring Tenant to assign to Landlord (or any party designated by Landlord) some or all of the proceeds payable to Tenant under this Article 7, whereupon Landlord shall be responsible for the repair or restoration of such insured property.

            (g) Landlord's repair and restoration obligations under this Section
7.07 shall not impair or otherwise affect the rights and obligations of the parties set forth elsewhere in this Lease. Subject to Section 7.07(e), Landlord shall not be liable for any inconvenience or annoyance to Tenant, its employees, agents, contractors or invitees, or injury to Tenant's business resulting in any way from such damage or the repair thereof. Landlord and Tenant agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Leased Premises or the Project with respect to the termination of this Lease and hereby waive the provisions of any present or future statute or law to the extent inconsistent therewith.

     7.08.  Default by Tenant.

            (a) Events of Default. The occurrence of any of the following shall constitute an event of default on the part of Tenant:

                (1) Abandonment. Vacating the Leased Premises without the intention to reoccupy same, or abandonment of the Leased Premises for a continuous period of fourteen (14) days;

                (2) Nonpayment of Rent. Failure to pay any installment of Rent due and payable hereunder on the date when payment is due, such failure continuing for a period of three (3) business days after written notice of such failure; provided, however, that Landlord shall not be required to provide such notice more than two (2) times during the Term with respect to non-payment of Gross Rent or Additional Rent, the third such non-payment constituting default without requirement of notice; furthermore, if Tenant shall be served with a demand for the payment of past due Rent, any payment(s) tendered thereafter to cure any default by Tenant shall be made only by cashier's check, wire-transfer or direct deposit of immediately available funds;

                (3) Other Obligations. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subsections 7.08(a)(1) and 7.08(a)(2), such failure continuing for a period of fifteen (15) business days after written notice of such failure (or such longer period as is reasonably necessary to remedy such default, provided that Tenant commences the remedy within such fifteen (15)-day period and continuously and diligently pursues such remedy at all times until such default is cured);

                (4) General Assignment. Any general arrangement or assignment by Tenant for the benefit of creditors;

                (5) Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition against Tenant, which involuntary petition remains undischarged for a period of sixty (60) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, within such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease;

                (6) Receivership. The appointment of a trustee or receiver to take possession of all or substantially all of Tenant's assets or the Leased Premises, where possession is not restored to Tenant within ten (10) business days;

                (7) Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Leased Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) business days after the levy thereof;

                (8) Insolvency. The admission by Tenant in writing of its inability to pay its debts as they become due; the filing by Tenant of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation; the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding; or, if within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed;

                (9) Misrepresentation. The discovery by Landlord that any representation, warranty or financial statement given to Landlord by Tenant or any guarantor of Tenant's obligations under this Lease was materially false or misleading.

                (10) Security Deposit. Failure by Tenant to perform its obligations with respect to the Security Deposit as set forth in Section 5.14.
                                                                 ------------
            (b) Remedies Upon Default:

                (1) Termination. If an event of default occurs, Landlord shall have the right, until such default is cured, with or without notice or demand, immediately (after expiration of any applicable grace period specified herein) to terminate this Lease, and at any time thereafter recover possession of the Leased Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Leased Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or in equity by reason of Tenant's default or of such termination.

                (2) Continuation After Default. Even though Tenant has breached this Lease and/or abandoned the Leased Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's night to possession under subsection 7.08(b)(1) hereof in writing, and Landlord may enforce all of its rights and remedies under this Lease, including (but without limitation) the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a landlord under Section 1951.4 of the Civil Code of the State of California or any amended or successor code section. Acts of maintenance or preservation, efforts to relet the Leased Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease shall not constitute an election to terminate Tenant's right to possession. If Landlord elects to relet the Leased Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting; third, to the payment of the cost of any alterations or repairs to the Leased Premises; fourth, to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If that portion of rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such reletting or in making alterations and repairs to the Leased Premises, which are not covered by the rent received from the reletting.

            (c) Damages Upon Termination. Should Landlord terminate this Lease pursuant to the provisions of subsection 7.08(b)(1) hereof, Landlord shall have all the rights and remedies of a landlord provided by Section 1951.2 of the Civil Code of the State of California. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law, Landlord shall be entitled to recover from Tenant: (i) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and
(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in clauses (i) and (ii) shall be computed with interest at the lesser of eighteen percent (18%) per annum or the maximum rate then allowed by law. The "worth at the time of award" of the amount referred to in clause (iii) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).\

            (d) Computation of Rent for Purposes of Default. For purposes of computing unpaid Rent which would have accrued and become payable under this Lease pursuant to the provisions of Section 7.08(c), unpaid Rent shall consist of the sum of:

                (1)  the total Base Rent for the balance of the Term, plus

                (2) a computation of Tenant's Proportionate Share of Increased Basic Operating Cost and of Tenant's Proportionate Share of Increased Property Taxes for the balance of the Term, the assumed amounts for the Computation Year of the default and each future Computation Year in the Term to be equal to Tenant's Proportionate Share of Increased Basic Operating Cost and tenant's Proportionate Share of Property Taxes, respectively, for the Computation Year immediately prior to the year in which default occurs, compounded at a per annum rate equal to the mean average rate of inflation for the preceding five (5) calendar years as determined by the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index (All Urban Consumers, all items (1982-84=100)) for the Metropolitan Area or Region in which the Project is located. If such Index is discontinued or revised, the average rate of inflation shall be determined by reference to the index designated as the successor or substitute index by the government of the United States.

            (e) Late Charge. If any payment required to be made by Tenant under this Lease is not received by Landlord on or before the date the same is due, Tenant shall pay to Landlord an amount equal to six percent (6%) of the delinquency. The parties agree that Landlord would incur costs not contemplated by this Lease by virtue of such delinquencies, including without limitation administrative, collection, processing and accounting expenses, the amount of which would be extremely difficult to compute, and the amount stated herein represents a reasonable estimate thereof. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's breach or default with respect to such delinquency, or prevent Landlord from exercising any of Landlord's other rights and remedies.

            (f) Interest on Past-Due Obligations. Except as expressly otherwise provided in this Lease, any Rent due Landlord hereunder, other than late charges, which is not received by Landlord on the date on which it was due, shall bear interest from the day after it was due at the maximum rate then allowed by law, in addition to the late charge provided for in Section 7.08(e).

            (g) Landlord's Right to Perform. Notwithstanding anything to the contrary set forth elsewhere in this Lease, in the event Tenant falls to perform any affirmative duty or obligation of Tenant under this Lease, and such failure continues beyond any applicable notice and cure period, then within five (5) business days after written notice to Tenant (and without notice in case of an emergency) Landlord may (but shall not be obligated to) perform such duty or obligation on Tenant's behalf, including, without limitation, the obtaining of insurance policies or governmental licenses, permits or approvals. Tenant shall reimburse Landlord upon demand for the costs and expenses of any such performance (including penalties, interest and attorneys' fees incurred in connection therewith). Such costs and expenses incurred by Landlord shall be deemed Additional Rent hereunder.

            (h) Remedies Cumulative. All rights, privileges and elections or remedies of Landlord are cumulative and not alternative with all other rights and remedies at law or in equity to the fullest extent permitted by law.

            (i) Waiver. Tenant waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law in the event Tenant is evicted and Landlord takes possession of the Leased Premises by reason of a default.


                                  Article 8.
                       Option to Renew; Option to Expand

     8.01.  Option to Renew.  None.

     8.02.  Option to Expand.  None.

                                  Article 9.
                             Miscellaneous Matters

     9.01.  Parking.  None.

     9.02. Brokers. Landlord has been represented in this transaction by Landlord's Broker. Tenant has been represented in this transaction by Tenant's Broker. Upon full execution of this Lease by both parties, Landlord shall pay to Landlord's Broker a fee for brokerage services rendered by it in this transaction if provided for in a separate written agreement between Landlord and Landlord's Broker. Nothing contained in this Lease shall impose on Landlord any obligation to pay a commission or fee to any party other than Landlord's Broker and Tenant acknowledges that Landlord will not pay any commission or fee to
                                           ---
Tenant's Broker.

            Each party hereto represents and warrants that it has dealt with no broker in connection with this Lease and the transactions contemplated herein, except those listed in the Basic Lease Information sheet. Each party shall indemnify, protect, defend and hold the other party harmless from all costs and expenses (including reasonable attorneys' fees) arising from or relating to a breach of the foregoing representation and warranty.

     9.03. No Waiver. No waiver by either party of the default or breach of any term, covenant or condition of this Lease by the other shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent default or breach by the other of the same or of any other term, covenant or condition hereof. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to, or approval of, any subsequent or similar act by Tenant, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Landlord's knowledge of a default or breach at the time of accepting Rent, the acceptance of Rent by Landlord shall not be a waiver of any preceding default or breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular Rent so accepted. Any payment given Landlord by Tenant may be accepted by Landlord on account of monies or damages due Landlord, notwithstanding any qualifying statements or conditions made by Tenant in connection therewith, which statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Landlord at or before the time of deposit of such payment.

     9.04. Recording. Neither this Lease nor a memorandum thereof shall be recorded without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion.

     9.05. Holding Over. If Tenant holds over after expiration or termination of this Lease, Tenant shall pay for each month of hold-over tenancy one hundred fifty percent (150%) times the Gross Rent which Tenant was obligated to pay for the month immediately preceding the end of the Term for each month or any part thereof of any such hold-over period, together with such other amounts as may become due hereunder. No holding over by Tenant after the Term shall operate to extend the Term. In the event of any unauthorized holding over, Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, demands, liabilities, losses, costs, expenses (including attorneys' fees), injury and damages incurred by Landlord as a result of Tenant's delay in vacating the Leased Premises.

     9.06. Transfers by Landlord. The term "Landlord" as used in this Lease shall mean the owner(s) at the time in question of the fee title to the Leased Premises or, if this is a sublease, of the Tenant's interest in the master lease. If Landlord transfers, in whole or in part, its rights and obligations under this Lease or in the Project, upon its transferee's assumption of Landlord's obligations hereunder and delivery to such transferee of any unused Security Deposit then held by Landlord, no further liability or obligations shall thereafter accrue against the transferring or assigning person as Landlord hereunder. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Landlord shall be binding only upon the Landlord as defined in this Section 9.06.

     9.07. Attorneys' Fees. In the event either party places the enforcement of this Lease, or any part of it, or the collection of any Rent due, or to become due, hereunder, or recovery of the possession of the Leased Premises, in the hands of an attorney, or files suit upon the same, the prevailing party shall recover its reasonable attorneys' fees, costs and expenses, including those which may be incurred on appeal. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not suit is filed or any suit that may be filed is pursued to decision or judgment. The term "prevailing party" shall include, without limitation, a party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other party of its claim or defense. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred.

     9.08. Termination; Merger. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Leased Premises, shall constitute an acceptance of the surrender of the Leased Premises by Tenant before the scheduled Term Expiration Date. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Leased Premises and accomplish a termination of this Lease. Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for default by Tenant, shall automatically terminate any sublease or lesser estate in the Leased Premises; provided, however, Landlord shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Landlord's failure within thirty (30) days following any such event to make any written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Landlord's election to have such event constitute the termination of such interest.

     9.09. Amendments; Interpretation. This Lease may not be altered, changed or amended, except by an instrument in writing signed by the parties in interest at the time of the modification. The captions of this Lease are for convenience only and shall not be used to define or limit any of its provisions.

     9.10. Severability. If any term or provision of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

     9.11. Notices. All notices, demands, consents and approvals which are required or permitted by this Lease to be given by either party to the other shall be in writing and shall be deemed to have been fully given by personal delivery or by recognized overnight courier service or when deposited in the United States mail, certified or registered, with postage prepaid, and addressed to the party to be notified at the address for such party specified on the Basic Lease Information sheet, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days' notice to the notifying party given in accordance with this Section 9.11, except that upon Tenant's taking possession of the Leased Premises, the Leased Premises shall constitute Tenant's address for notice purposes. A copy of all notices given to Landlord under this Lease shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by notice to Tenant.

     Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. Notices delivered by recognized overnight courier shall be deemed given twenty-four (24) hours after delivery of the same to the courier. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day. Tenant hereby appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of or occupying the Leased Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Leased Premises.

     9.12. Force Majeure. Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this Section
9.12 shall excuse or delay Tenant's obligation to pay Rent or other charges due under this Lease.

     9.13. Successors and Assigns. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns (subject to the provisions hereof, including, without limitation, Section 5.15), and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment or subletting, may be approved by Landlord hereunder, Tenant's assigns or subtenants.

     9.14. Further Assurances. Landlord and Tenant each agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

     9.15. Incorporation of Prior Agreements. This Lease, including the exhibits and addenda attached to it, contains all agreements of Landlord and Tenant with respect to any matter referred to herein. No prior agreement or understanding pertaining to such matters shall be effective.

     9.16. Applicable Law. This Lease shall be governed by, construed and enforced in accordance with the laws of the State of California.

     9.17. Time of the Essence. Time is of the essence of each and every covenant of this Lease. Each and every covenant, agreement or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease or on any other covenant or agreement set forth herein.

     9.18. No Joint Venture. This Lease shall not be deemed or construed to create or establish any relationship of partnership or joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

     9.19. Authority. If Tenant is a corporation, trust or general or limited partnership, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on Tenant's behalf and that this Lease is binding upon Tenant in accordance with its terms. If Tenant is a corporation, trust or partnership, Tenant shall, within ten (10) business days after request by Landlord, deliver to Landlord evidence satisfactory to Landlord of such authority.

     9.20.  [Intentionally deleted.]

     9.21. Offer. Preparation of this Lease by Landlord or Landlord's agent and submission of same to Tenant shall not be deemed an offer to lease to Tenant. This Lease is not intended to be binding and shall not be effective until fully executed by both Landlord and Tenant.

     9.22. Exhibits; Addenda. The following Exhibits and addenda are attached to, incorporated in and made a part of this Lease: Exhibit A Floor Plan of the
                                                   ---------
Leased Premises; Exhibit B Initial Improvement of the Leased Premises; Exhibit C
                 ---------                                             ---------
Confirmation of Term of Lease; and Exhibit D Building Rules and Regulations.
                                   ---------



     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first written above.

                                    "LANDLORD":

                                    CEP-SANSOME INVESTORS LLC,
                                    a Delaware limited liability company

                                    By:    CEP Investors IX LLC,
                                           a Delaware limited liability company,
                                           as Manager and Member

                                           By:    EPI Investors IX LLC,
                                                  a California limited liability
                                                  company, its Manager

                                                  By:  Ellis Partners, Inc.,
                                                       a California corporation,
                                                       its Manager

                                                       By: /s/  James F Ellis
                                                           ---------------------
                                                       Name:  James F Ellis
                                                             -------------------
                                                       Title:  Vice President
                                                              ------------------

                                   "TENANT":

                                   PERSONIFY, INC.,
                                   a California corporation

                                   By:  /s/  Richard Vinchesi
                                       ----------------------------------------
                                   Name:  Richard Vinchesi
                                         --------------------------------------
                                   Title:  CFO
                                          -------------------------------------

                                   EXHIBIT A

                                   FLOOR PLAN
                                     OF THE
                                LEASED PREMISES

                                   EXHIBIT B

                   INITIAL IMPROVEMENT OF THE LEASED PREMISES

     1.  Tenant Improvements. Tenant shall select a contractor (the
         -------------------
"Contractor") to construct and install the Tenant Improvements (as defined below), which Contractor shall be reasonably approved by Landlord. Landlord shall select a contractor ("Landlord's Contractor") to construct and install the Landlord Improvements (as defined below). The Contractor shall construct and install the tenant improvements (the "Tenant Improvements") in the Leased Premises, substantially in accordance with plans, working drawings and specifications ("Tenant's Plans") prepared by Tenant's architect, which architect shall be reasonably approved by Landlord (the "Architect") and the Tenant's Plans shall be approved by Landlord and Tenant, which approval shall not be unreasonably withheld by either party. The costs of preparing Tenant's Plans and performing the Tenant Improvements shall be allocated between, and paid by, Landlord and Tenant as set forth in this Exhibit B.
                                                  ---------

     2.  Tenant's Plans. Tenant and Landlord shall mutually approve Tenant's
         --------------
Plans in writing, each party's approval shall not be unreasonably withheld. Tenant's Plan's shall comply with all applicable codes, laws, ordinances, rules and regulations, shall not adversely affect the Building shell or core or any systems, components or elements of the Buading, shall be in a form sufficient to secure the approval of all government authorities with jurisdiction over the Building, and shall be otherwise satisfactory to Landlord in Landlord's reasonable discretion. Tenant's Plans shall be complete plans, working drawings and specifications for the layout, improvement and finish of the Leased Premises consistent with the design and construction of the Building, including mechanical and electrical drawings and decorating plans, showing as many of the following as possible:

         (a)  Location and type of all partitions;

         (b)  Location and type of all doors, with hardware and keying schedule;

         (c)  Ceiling plans, including light fixtures;

         (d) Location of telephone equipment room, with all special electrical and cooling requirements;

         (e) Location and type of all electrical outlets, switches, telephone outlets, and lights;

         (f)  Location of all sprinklers;

         (g) Location and type of all equipment requiring special electrical requirements;

         (h) Location, weight per square foot and description of any heavy equipment or filing system exceeding fifty (50) pounds per square foot live and dead load;

         (i)  Requirements for air conditioning or special ventilation;

         (j)  Type and color of floor covering,

         (k)  Location, type and color of wall covering;

         (l)  Location, type and color of paint or finishes;

         (m)  Location and type of plumbing;

         (n)  Location and type of kitchen equipment;

         (o)  Indicate critical dimensions necessary for construction;

         (p) Details showing all millwork with verified dimensions and dimensions of all equipment to be built in, corridor entrances, bracing or support of special walls or glass partitions, and any other items or information requested by Landlord; and

         (q)  Location of all cabling.

     3. Landlord's review and approval of Tenant's Plans shall not constitute, and Landlord shall not be deemed to have made, any representation or warranty as to the compliance of the Tenant Improvements with any laws or as to the suitability of the Leased Premises or the Tenant Improvements for Tenant's needs.

     4.  Construction.
         ------------

         (a) The Tenant Improvements in the Leased Premises shall be completed substantially in accordance with Tenant's Plans by the Contractor in a good and workmanlike manner. Subject to Section 5 of this Exhibit B. Tenant
                                         ---------         ---------
     shall promptly pay when due the entire cost of all of the Tenant Improvements (including the cost of all utilities, permits, fees, taxes, and property and liability insurance in connection therewith) required by Tenant's Plans. Except as otherwise expressly provided herein, Landlord shall have no liability to Tenant if the Leased Premises is not suitable for Tenant's occupancy or if Tenant or Landlord has not obtained all the necessary permits for Tenant to occupy the Leased Premises by the Term Commencement Date.

         (b) Landlord, at its sole cost and expense, shall provide or construct the following (collectively, the "Landlord Improvements") in the Leased
     Premises:

              (i) Floor Coverings: All existing floor coverings shall be removed.

              (ii) Elevator Lobby: The elevator lobbies on the floors of the Leased Premises shall be restored pursuant to renderings provided to Tenant.

              (iii)  Partitions: All existing partitions shall be demolished.

              (iv) Sprinkler System: Landlord shall provide the tap into the main sprinkler riser and install the main sprinkler loop around the core area of the Leased Premises.

              (v) Life Safety Systems: Landlord shall provide Class "E" fire life safety floor subpanels with adequate connection points on the floors of the Leased Premises for code-required speaker and strobe lights as well as flow and tamper switches for the sprinkler systems, in accordance with existing code. The panels are to be installed in proximity to the Leased Premises. The code-required speakers, strobe lights, flow and tamper switches, and other equipment for the sprinkler systems shall be part of the Tenant Improvements.

              (vi) Bathrooms: All restrooms on the floors of the Leased Premises shall be brought to meet all local codes, as well as ADA. Cosmetically, Landlord shall refurbish the restrooms in a manner consistent with a Class "A" San Francisco office tower.

              (vii) Chilled Water Riser: Landlord shall provide a chilled water riser which can be accessed by Tenant for specialized cooling or air conditioning needs (e.g., for a computer room) on each of the floors of the Leased Premises; provided, however, Tenant, at its sole cost, shall be responsible for the installation, operation and maintenance of such cooling or air conditioning systems from the point of departure from such chilled water riser, and, provided further, that the total Rentable Area receiving the benefit of such specialized cooling or air conditioning shall not exceed 400 square feet.

     5.  Landlord's and Tenant's Contributions. As Landlord's contribution for
         -------------------------------------
the costs of Tenant Plans and for the costs of constructing the Tenant Improvements, Landlord shall give Tenant an allowance in the maximum amount of $32.00 per square foot of Rentable Area, which equals $1,446,304.00 based upon 45,197 rentable square feet ("Landlord's Contribution"). Any costs of preparing Tenant's Plans and constructing the Tenant Improvements in excess of Landlord's Contribution shall be paid by Tenant. Landlord shall pay Landlord's Contribution directly to Tenant's architects and engineers and to the Contractor for the account of Tenant, in installments as professional services for Tenant's Plans are rendered, and Tenant Improvements are completed, upon Landlord's receipt of a written request for payment accompanied by written invoices and other written evidence reasonably satisfactory to Landlord showing the costs incurred, until Landlord's Contribution is exhausted. Unless such arises due to a breach by Landlord of its obligations hereunder, Tenant shall indemnify and protect Landlord against any liability for mechanics, materialmen's and other liens or claims with respect to the Tenant Improvements and shall obtain releases to liens as payments are made relating to such liens. Tenant shall also provide to Landlord (at Tenant's expense or as a deduction from Landlord's Contribution), if reasonably required by Landlord, lien insurance or a lien completion bond in the amount provided for Section 5.07(c) of the Lease as reduced by Landlord's Contribution. Any unused portion of Landlord's Contribution shall accrue to Landlord. Tenant shall pay to Landlord (or Landlord may deduct from Landlord's Contribution) a construction management fee the lesser of (i) three and one-half percent (3.5%) of Landlord's Contribution, or (ii) $1.05 per square foot of rentable Area.

         Notwithstanding anything in this Exhibit B to the contrary, any costs
                                          ---------
that are due to the following shall not be included in the cost of Tenant Improvements and shall be the sole responsibility of Landlord: any costs incurred due to the remediation of Hazardous Materials, where such were not caused by Tenant.

     6.  Changes. Except for minor and immaterial changes, if Tenant requests
         -------
any change in Tenant's Plans, Tenant shall request such change in a written notice to Landlord.

     7.  Other Work by Tenant. All work not within the scope of the normal
         --------------------
construction trades employed on the Building, such as the furnishing and installing of furniture, telephone equipment, office equipment and wiring, shall be furnished and installed by Tenant at Tenant's expense.

     8.  Requirements for Work Performed by Tenant. All other work performed
         ----------------------------------
at the Building or in the Project by Tenant or Tenant's contractor or subcontractors shall be subject to the following additional requirements:

         (a) Such work shall not proceed until Landlord has approved in writing: (i) Tenant's contractor, (ii) the amount and coverage of public liability and property damage insurance, with Landlord named as an additional insured, carried by Tenant's contractor, (iii) complete and detailed plans and specifications for such work, and (iv) a schedule for the work.

         (b) All work shall be done in conformity with a valid permit when required, a copy of which shall be furnished to Landlord before such work is commenced. In any case, all such work shall be performed in accordance with all applicable laws. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Tenant's failure to comply with applicable laws.

         (c) Tenant or Tenant's contractor shall arrange for necessary utility, hoisting and elevator service, on a nonexclusive basis, with Landlord. Landlord shall have the right to require any necessary movement of materials by the elevator to be done after regular working hours.

         (d) Tenant shall be responsible for cleaning the Leased Premises, the Building and the Project and removing all debris in connection with its work. All completed work shall be subject to inspection and acceptance by Landlord. Tenant shall reimburse Landlord for the cost all extra expense incurred by Landlord by reason of faulty work done by Tenant or Tenant's contractor or by reason of inadequate cleanup by Tenant or Tenant's contractor. Landlord will provide Tenant with copies of third party consultant invoices within five (5) business days of Tenant's request for such invoices.

         (e) Landlord shall not unreasonably withhold, delay or condition to any consent that is required hereunder.

     9. The Tenant Improvements shall be performed pursuant to a "fixed price" or a "cost plus fee, subject to a guaranteed maximum price" construction contract to be entered into by Tenant and the Contractor.

                                   EXHIBIT C
                         CONFIRMATION OF TERM OF LEASE


     This Confirmation of Term of Lease is made by and between _________, _________, a ________, as Landlord, and _________, a ________ _________, as
Tenant, who agree as follows:

     1. Landlord and Tenant entered into a Lease dated _____________, 19___ (the "Lease"), in which Landlord leased to Tenant and Tenant leased from Landlord the Leased Premises described in the Basic Lease Information sheet of the Lease (the "Leased Premises").

     2. Pursuant to Section 3.01 of the Lease, Landlord and Tenant agree to confirm the commencement date and expiration date of the Term of the Lease as follows:

         a.   _________________, 19____, is the Term Commencement Date;

         b.   _________________, 19____, is the Term Expiration Date;

         c. _________________, 19____, is the commencement date of Rent under the Lease.

     3.  Tenant hereby confirms that the Lease is in full force and effect and:

         a. It has accepted possession of the Leased Premises as provided in the Lease;

         b. The improvements and space required to be furnished by Landlord under the Lease have been furnished;

         c.   Landlord has fulfilled all its duties of an inducement nature;

         d. The Lease has not been modified, altered or amended, except as follows: _____________________________________________; and

         e. There are no setoffs or credits against Rent and no security deposit has been paid except as expressly provided by the Lease.

     4. The provisions of this Confirmation of Term of Lease shall inure to the benefit of, or bind, as the case may require, the parties and their respective successors, subject to the restrictions on assignment and subleasing contained in the Lease.

DATED:                   , 19
        -----------------    --

"LANDLORD":                           "TENANT":

--------------------------,           -------------------------------,
a                                     a
 -------------------------              -----------------------------

By:                                   By:
   -----------------------               ----------------------------
Typed Name:                           Name:
           ---------------                 --------------------------
Title:                                Title:
      --------------------                  -------------------------

                                   EXHIBIT D

                         BUILDING RULES AND REGULATIONS


     1. The sidewalks, doorways, halls, stairways, vestibules and other similar areas shall not be obstructed by Tenant or used by it for any purpose other than ingress to and egress from the Leased Premises, and for going from one part of the Building to another part. Corridor doors, when not in use, shall be kept closed. Before leaving the Building, Tenant shall ensure that all doors to the Leased Premises are securely locked and all water faucets and electricity are shut off.

     2. Plumbing fixtures shall be used only for their designated purpose, and no foreign substances of any kind shall be deposited therein. Damage to any such fixtures resulting from misuse by Tenant or any employee or invitee of Tenant shall be repaired at the expense of Tenant.

     3. Nails, screws and other attachments to the Building require prior written consent from Landlord, except for the routine hanging of pictures and diplomas or certifications. Tenant shall not mar or deface the Leased Premises in any way. Tenant shall not place anything on or near the glass of any window, door or wall which may appear unsightly from outside the Leased Premises.

     4. All contractors and technicians rendering any installation service to Tenant shall be subject to Landlord's approval and supervision prior to performing services. This applies to all work performed in the Building, including, but not limited to, installation of telephones, telegraph equipment, wiring of any kind, and electrical devices, as well as all installations affecting floors, walls, woodwork, windows, ceilings and any other physical portion of the Building.

     5. Movement in or out of the Building of furniture, office equipment, safes or other bulky material which requires the use of elevators, stairways, or the Building entrance and lobby shall be restricted to hours established by Landlord. All such movement shall be under Landlord's supervision, and the use of an elevator for such movements shall be restricted to the Building's freight elevator. Arrangements shall be made at least 24 hours in advance with Landlord regarding the time, method, and routing of such movements. Tenant shall pay for the services of the employees of the elevator service company employed when safes and other heavy articles are moved into or from the Building, and Tenant shall assume all risks of damage and pay the cost of repairing or providing compensation for damage to the Building, to articles moved and injury to persons or property resulting from such moves. Landlord shall not be liable for any acts or damages resulting from any such activity.

     6. Landlord shall have the right to limit the weight and size of, and to designate the location of, all safes and other heavy property brought into the Building.

     7. Tenant shall cooperate with Landlord in maintaining the Leased Premises. Tenant shall not employ any person for the purpose of cleaning the Leased Premises other than the Building's cleaning and maintenance personnel. Window cleaning shall be done only by Landlord's agents at such times and during such hours as Landlord shall elect. Janitorial services will not be furnished on nights when rooms are occupied after 7:00 P.M.

     8. Deliveries of water, soft drinks, newspapers or other such items to the Leased Premises shall be restricted to hours established by Landlord and made by use of the freight elevator if Landlord so directs.

     9. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds, fish or animals of any kind shall be brought into or kept in, on or about the Leased Premises, with the exception of guide dogs where necessary.

     10. No cooking shall be done in the Leased Premises except in connection with a convenience lunch room (use of a microwave oven shall be permitted) for the sole use of employees and guests (on a non-commercial basis) in a manner which complies with all of the provisions of the Lease and which does not produce fumes or odors. The cooking/heating of food using a microwave oven shall be permitted.

     11. Food, soft drink or other vending machines shall not be placed within the Leased Premises without Landlord's prior written consent.

     12. Tenant shall not install or operate on the Leased Premises any electric heater, stove or similar equipment without Landlord's prior written consent. Tenant shall not use or keep on the Leased Premises any kerosene, gasoline, or inflammable or combustible fluid or material other than limited quantities reasonably necessary for the operation and maintenance of office equipment utilized at the Leased Premises. No explosives shall be brought onto the Project at any time.

     13. Tenant shall not waste electricity or water and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice.

     14.  [Intentionally deleted]

     15. Tenant, its employees, agents and invitees shall each comply with all requirements necessary for the security of the Leased Premises, including, if implemented by Landlord, the use of service passes issued by Landlord for after-hours movement of office equipment/packages, and the signing of a security register in the Building lobby after hours. Landlord reserves the right to refuse entry to the Building after normal business hours to Tenant, its employees, agents or invitees, or any other person without satisfactory identification showing his or her right of access to the Building at such time. Landlord shall not be liable for any damages resulting from any error in regard to any such identification or from such admission to or exclusion from the Building. Landlord shall not be liable to Tenant for losses due to theft or burglary, or for damage by unauthorized persons in, on or about the Project, and Tenant assumes full responsibility for protecting the Leased Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry closed.

     16. Landlord will furnish Tenant with a reasonable number of initial keys for entrance doors into the Leased Premises, and may charge Tenant for additional keys thereafter. All such keys shall remain the property of Landlord. No additional locks are allowed on any door of the Leased Premises without Landlord's prior written consent and Tenant shall not make any duplicate keys. Upon termination of this Lease, Tenant shall surrender to Landlord all keys to the Leased Premises, and give to Landlord the combination of all locks for safes and vault doors, if any, in the Leased Premises.

     17. Tenant shall not bring into (or permit to be brought into) the Building any bicycle or other type of vehicle.

     18. Landlord retains the right at any time, without liability to Tenant, to change the name and street address of the Building, except as otherwise expressly provided in the Lease with respect to signage.

     19. Canvassing, peddling, soliciting, and distribution of handbills in or at the Project are prohibited and Tenant will cooperate to prevent these activities.

     20. The Building hours of operation are 7:00 A.M. to 6:00 P.M., Monday through Friday, excluding holidays. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building on Saturdays, Sundays and legal holidays, and between the hours of 6:01 P.M. of any day and 6:59 A.M. of the following day, and during such other hours as Landlord may deem advisable for the protection of the Building and the tenants thereof. Notwithstanding the foregoing Tenant shall have access to the Premises 24 hours per day, seven days per week.

     21. The requirements of Tenant will be attended to only upon application to the Project manager. Employees will not perform any work or do anything outside of their regular duties unless under specific instruction from the Project manager.

     22. Tenant shall cooperate fully with the life safety program of the Building as established and administered by Landlord. This shall include participation by Tenant and its employees in exit drills, fire inspections, life safety orientations and other programs relating to fire and life safety that may be established by Landlord.

     23.  No smoking shall be permitted in the Building.

     24. Landlord reserves the right to rescind any of these rules and regulations and to make future rules and regulations required for the safety, protection and maintenance of the Project, the operation and preservation of the good order thereof, and the protection and comfort of the tenants and their employees and visitors. Such rules and regulations, when made and written notice thereof given to Tenant, shall be binding as if originally included herein. Landlord shall not be responsible to Tenant for the non-observance or violation of these rules and regulations by any other tenant of the Building. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord's judgment, is under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these rules and regulations.

     25. Following a written request from Tenant, Landlord shall use commercially reasonable efforts to enforce the rules and regulations against other tenants of the Building.